Exhibit 1.1

[translation]
Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada
		FORM 9	FORMULAIRE 9
Canada Business	Loi sur les sociétés	ARTICLES OF AMALGAMATION	STATUTS DE FUSION
Corporations Act	commerciales canadiennes	(SECTION 185)	(ARTICLE 185)

1 - Name of Amalgamated Corporation		Dénomination de la société issue de la fusion

IMPRIMERIES QUEBECOR INC. – QUEBECOR PRINTING INC.

2 - The place within Canada where the registered office is to be situated		Lieu au Canada où doit être situé le siège social

TERRITORY OF THE MONTREAL URBAN COMMUNITY, PROVINCE OF QUEBEC

3 - The classes and any maximum number of shares that the Corporation is authorized to issue		Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

Schedule 3.1 forms an integral part of this form.

4 - Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu

No share of the Corporation may be transferred without the consent of (i) the directors given in the form of a resolution that they have adopted or signed and entered into the Corporation’s records or (ii) holders of the majority of outstanding voting shares of the Corporation.

5 - Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs

MINIMUM 1 - MAXIMUM 10, the number to be determined by the directors from time to time.

6 - Restrictions, if any, on business the corporation may carry on		Limites imposées quant aux activités que la société peut exploiter, s’il y a lieu

NONE

7 - Other provisions, if any		Autres dispositions, s’il y a lieu

Schedule 7.1 forms an integral part of this form.

8 -           The amalgamation has been approved by special resolutions of shareholders of each of the amalgamating corporations listed in item 10 below in accordance with Section 183 of the Canada Business Corporations Act

☒

La convention de fusion a été approuvée par résolutions spéciales des actionnaires de chacune des sociétés fusionnantes énumérées à la rubrique 10 ci-dessous, en conformité de l’article 183 de la Loi sur les sociétés commerciales canadiennes

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in item 10 below in accordance with Section 184 of the Canada Business Corporations Act. These articles of amalgamation are the same as the articles of incorporation of (name the designated amalgamating corporation).

☐

La fusion a été approuvée par résolution des administrateurs de chacune des sociétés fusionnantes énumérées à la rubrique 10 ci-dessous en conformité de l’article 184 de la Loi sur les sociétés commerciales canadiennes. Les présents statuts de fusion sont les mêmes que les statuts constitutifs de (nommer la société fusionnante désignée).

9 - Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation		Dénomination de la société fusionnaire dont les règlements doivent être les règlements de la société issue de la fusion

QUEBECOR PRINTING INC.

10-	Name of the amalgamating corporations Dénomination des sociétés fusionnantes	Corporation No. N° de la société	Signature	Date	Description of Office Description du poste
(Voir Annexe “A” — see Schedule “A”)

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT

Corporation No – N° de la société 256168-9	Filed – Déposée Jan 9 - 1990

IC3190 (2003/06)

Annexe “A”

Schedule “A”

Name of Amalgamating Corporations Démonimation des sociétés fusionnantes	Corporation No. N° de la société	Signature	Date	Description of Office Description du poste
IMPRIMERIES QUEBECOR INC. QUEBECOR PRINTING INC.	244512-3	(signed)	28-12-1989	Chairman of the Board and Chief Executive Officer

GROUPE D’IMPRIMERIES QUEBECOR INC. QUEBECOR PRINTING GROUP INC.	242322-7	(signed)	28-12-1989	President

IMPRIMERIES QUEBECOR (CANADA) INC. QUEBECOR PRINTING (CANADA) INC.	238644-5	(signed)	28-12-1989	President

166599 CANADA INC.	244511-5	(signed)	28-12-1989	President

IMPRIMERIE RONALDS ATLANTIQUE LIMITÉE RONALDS PRINTING ATLANTIC LTD.	58597-1	(signed)	28-12-1989	President

148461 CANADA INC.	201528-0	(signed)	28-12-1989	President

SCHEDULE 3.1

to the Articles of Amalgamation of

IMPRIMERIE QUEBECOR INC.
QUEBECOR PRINTING INC.

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares, which carry the following rights, privileges, restrictions and conditions.

1.                                       DIVIDENDS.

1.1                                 The registered holders of Preferred Shares shall be entitled to receive, in any financial year of the Corporation, as and when declared by the Board of Directors of the Corporation, fixed, non-cumulative and preferred dividends at the rate of 8.25% per annum of the Redemption Amount as defined hereinafter, and no more, and no dividend shall be declared and paid or set aside for payment during any financial year of the Corporation on any other class of shares unless dividends at the aforementioned rate on all Preferred Shares then outstanding have been declared and paid or set aside for payment during such financial year.

The Board of Directors of the Corporation shall not declare dividends on the Preferred Shares during any financial year in respect of a prior financial year.

For greater certainty, it is hereby declared that (i) each time the term “dividends at the rate of 8.25% per annum” is used in this paragraph, it means, in respect of all shares, dividends computed at that rate for at least the number of days during which such share was outstanding during the financial year or other time period in respect of which the computation is being made and, (ii) no provision herein shall require prorating of dividends in respect of any shares not outstanding for the whole of any financial year or other time period for or in respect of which such dividends are being declared. The Board of Directors of the Corporation may, however, at their discretion, prorate dividends in respect of any shares not outstanding for the whole of any financial year or time period for or in respect of which dividends are being declared if such right of prorating was reserved by the Corporation at the time such shares were issued.

1.2                                 Subject to the prior payment of the aforementioned dividends to holders of Preferred Shares, the registered holders of the Common Shares shall be entitled to receive, during any financial year of the Corporation, all dividends declared on such shares by the Corporation’s Board of Directors.

Any dividend declared on the Preferred Shares or any other class of shares shall be payable at such time or times and in such amounts and in such manner and at such place or places as the Board of Directors of the Corporation may determine from time to time

2.                                       REDEMPTION.

Subject to the laws governing the Corporation, the Corporation shall be entitled, at its option, to redeem, at any time, all or, from time to time, a part of the Preferred Shares then outstanding, by giving notice as hereinafter stipulated, in consideration of payment of the Redemption Amount in respect thereof, namely, an amount per Preferred Share, equivalent to the total amount of any consideration received upon issuance of any Preferred Shares, plus an amount equal to any dividend then declared on such shares and unpaid. If part only of the Preferred Shares are to be redeemed, the shares to be redeemed shall be selected, insofar as possible, on a pro rata basis among the holders of all the Preferred Shares then outstanding. At least ten day prior to the date fixed for redemption, the Corporation shall give written notice to each person who, at the date such notice is given, is a registered holder of any of the shares being redeemed (unless this person waived such notice) of the Corporation’s intention to redeem the said shares. Such notice, if any, shall be given either by sending it by prepaid registered mail addressed to the registered holder at the last address of such holder as it appears in the Corporation’s records or, in the event that the holder’s address does not so appear, at the holder’s last known address, or by delivering it personally to this holder at this address, and such notice shall set out the date on which the redemption is to take place, the place or places fixed for payment of the Redemption Amount and, if part only of the Preferred Shares are to be redeemed, the number of shares to be redeemed held by the person to whom the notice is addressed. If notice of redemption is given (except to a holder who waived such notice) as aforesaid and an amount sufficient to redeem the shares called for redemption is deposited with the Corporation’s bankers, or at any other place or places specified in the notice, on or before the date fixed for redemption, the holders of such shares shall, after the date fixed for redemption, cease to have any rights in or against the Corporation or any other rights, except the right to receive payment of such Redemption Amount out of the moneys so deposited, upon presentation and surrender of the certificates representing such shares called for redemption.

3.                                       REDEMPTION AT THE OPTION OF THE HOLDER.

Subject to the laws governing the Corporation, the Corporation shall be required, at any time to redeem from any holder of Preferred Shares who so requests, all or, from time to time, a part of the Preferred Shares then outstanding, in consideration of the aforementioned Redemption Amount. The Corporation shall pay the holder the Redemption Amount in respect of the Preferred Shares so redeemed upon surrender of the certificates representing the shares to be redeemed.

4.                                       LIQUIDATION.

In the event of the liquidation or dissolution of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, no amount shall be paid and no distribution of assets shall be made to the holders of shares of any other class as long as the holders of Preferred Shares have not received payment of amounts to which they are entitled, that is to say, per share, an amount equal to the aforementioned Redemption Amount and the holders of Preferred Shares shall be entitled to receive such payment from the assets of the Corporation, in preference and priority to the holders of shares of any other class, on an equal basis and in proportion to the amount of their respective claims,

2

following which the Corporation’s remaining assets and property shall devolve and be paid to the holders of any other class of shares.

5.                                       VOTING.

5.1                                 The holders of Preferred Shares shall not be entitled to receive notice of or to attend or to vote at any meetings of shareholders of the Corporation.

5.2                                 The holders of Common Shares shall be entitled to cast one vote per Common Share held and shall be entitled to receive notice of and to attend any meetings of shareholders of the Corporation.

*****             *****             *****

3

SCHEDULE 7.1

to the Articles of Amalgamation of

IMPRIMERIES QUEBECOR INC.
QUEBECOR PRINTING INC.

The number of shareholders of the Corporation is limited to fifty, not including persons who are in the employment of the Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder

The Corporation is prohibited from making any initial public offering or inviting the public to subscribe for any securities of the Corporation.

* * * * *

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi régissant les sociétés
Corporations Act	par actions de régime fêdêral

IMPRIMERIES QUEBECOR INC. –	256168-9
QUEBECOR PRINTING INC.

Name of Corporation - Dênomination de la société	Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés.

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de regime fédéral tel qu’indiqué dans les clauses d’arrangement ci-jointes.

Le directeur
December 7, 1990/le 7 décembre 1990
Director	Date of Amendment - Date de la modification

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Corporations	Corporations

Phase II, 4th floor	Phase II, 4e étage
Place du Portage	Place du Portage
Ottawa-Hull	Ottawa-Hull
KIA 0C9	KIA 0C9

Your file – Votre référence
December 7, 1990/le 7 décembre 1990
Our file – Notre référence
CRAC	256168-9

Re - Objet

IMPRIMERIES QUEBECOR INC. –
QUEBECOR PRINTING INC.

Enclosed herewith, is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’ émission de documents en vertu de la L.S.A.R.F. sera publié dans le Bulletin des corporations canadiennes. Un avis de l’émission de documents en vertu de la L.C.C. sera publié dans leBulletin des corporations canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise as obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y cómpris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)), Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion, L’utilisation de tout nom octroyé est sujette á toute loi de la juridiction où la société exploite son entreprise.

M. Séguin

For the Director, Corporations Branch             pour le directeur, Direction des corporations

		FORM 4	FORMULE 4
Canada Business	Loi régissant les sociétiés	ARTICLES OF AMENDMENT	CLAUSES MOD1FICATRICES
Corporations Act	par actions de régime fédéral	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1 — Name of Corporation — Dénomination de la société	2 — Corporation No. Nº de la société

Imprimeries Quebecor inc./	256168-9
Quebecor Printing Inc.

— The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la facon suivante:

voir Annexe A

Date	Signature	Description of Office — Description du poste
28 novembre 1990	/s/ Guy J. Paquette	secrétaire
Guy J. Paquette

CCA 1387 (02-89) 46		FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT
Filed – Déposée
DEC – 7 1990

ANNEX A

To the Articles of Amendment of

QUEBECOR PRINTING INC.

The capital stock of the corporation is modified as follows:

(a)	By the subdivision of the 7,750,001 common shares issued and outstanding in 38,750,005 common shares;

(b)	By the redesignation of the preferred shares, without par value, none of which have been issued, in an unlimited number of preferred shares, without par value, issuable in series;

in order that the authorized capital stock of the corporation is now constituted of:

	•	An unlimited number of common shares, without par value; and

	•	An unlimited number of preferred shares, without par value, issuable in series.

1.	Common share rights

The holders of the common shares shall be entitled:

	(a)	to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

	(b)	to receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation; and

(c)

to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

2.	Preferred shares issuable in series

	(a)	One or more series - The preferred shares may at any time and from time to time be issued in one or more series.

(b)

Terms of each series - Subject to the Act, the directors may fix, before issue, the number of preferred shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of each series, including without limitation, any voting rights, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment, any terms and conditions of redemption or purchase, any conversion rights, and any rights on the liquidation, dissolution or winding-up of the Corporation, and sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of the series.

(c)                                  Ranking of preferred shares - The preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a par with the preferred shares of every other series and be entitled to preference over the common shares. If any amount of cumulative dividends (whether or not declared) or declared non-cumulative dividends or any amount payable on any such distribution of assets constituting a return of capital in respect of the preferred shares of any series is not paid in full, the preferred shares of that series shall participate rateably with the preferred shares of every other series in respect of all such dividends and amounts.

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi régissant les sociétés
Corporations Act	par actions de régime fédéral

IMPRIMERIES QUEBECOR INC. –	256168-9
QUEBECOR PRINTING INC.

Name of Corporation - Dénomination de la société	Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses d’arrangement ci-jointes.

Le directeur

December 14, 1990/le 14 décembre 1990
Director	Date of Amendment - Date de la modification

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada

Corporations	Corporations

Phase II, 4th floor	Phase II, 4e étage
Place du Portage	Place du Portage
Ottawa-Hull	Ottawa-Hull
K1A 0C9	K1A 0C9

Your file - Votre référence
December 17, 1990/le 17 décembre 1990
Our file - Notre référence
CRAC		256168-9

Re - Objet

IMPRIMERIES QUEBECOR INC. –
QUEBECOR PRINTING INC.

Enclosed herewith, is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’émission de documents en vertu de la L.S.A.R.F. sera publié dans le Bulletin des corporations canadiennes. Un avis de l’émission de documents en vertu de la L.C.C. sera publié dans le Bulletin des corporations canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son enterprise.

For the Director, Corporations Branch         pour le directeur, Direction des corporations

Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 177)

1 — Name of Corporation — Dénomination de la société		2 — Corporation No. N° de la société

QUEBECOR PRINTING INC.		256168-9
IMPRIMERIES QUEBECOR INC.

3 — The articles of the above-named corporation are amended as follows:		Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

Following the obtention of Articles of Amendment dated December 7, 1990, the First Serie of the Preferred Shares of the Corporation are described as follows:

See Annex 1

Date	Signature	Description of Office — Description du poste
December 14, 1990	/s/ Guy J. Paquette	Secretary
Guy J. Paquette
CCA 1387 (02-89) 46		FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÉRE SEULEMENT Filed — Déposée
DEC 17 1990

ANNEX 1

To the Articles of Amendment of

QUEBECOR PRINTING INC.

Series 1 Preferred Shares - The first series of preferred shares shall consist of 11,912 shares and shall be designated as Series 1 Preferred Shares (the “Series 1 Preferred Shares”). The rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares are as follows:

(i)            Definitions

In these share conditions, the following words and phrases shall have the following meanings:

(a)           “redemption amount” of each Series 1 Preferred Share means the sum of $1,000.;

(b)           “redemption price” of each Series 1 Preferred Share means the redemption amount plus an amount equal to all dividends which have at the relevant time been declared or accrued on the share but which have not then been paid (if any); and

(c)           “Act” means the Canada Business Corporations Act.

(ii)           Voting rights

Subject to the Act, the holders of the Series 1 Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

(iii)          Dividends

Subject to the Act, the holders of the Series 1 Preferred Shares shall in each financial year of the Corporation, but always in preference and priority to any payment of dividends on any other class of shares, be entitled to cumulative dividends at the rate of 5.5% per annum of the redemption amount, which dividend entitlement shall accrue daily and which dividends shall be payable in one or more instalments, the last of which shall be made not later than the last day of such financial year and no dividends shall be paid or set apart for payment on any other class of shares unless all cumulative dividends on the Series 1 Preferred Shares have been declared and paid or set aside for payment. The holders of the Series 1 Preferred Shares shall not be entitled to any dividends other than as provided for in this section. Dividends shall accrue on the Series 1 Preferred Shares from the date of issue.

(iv)          Redemption at option of Corporation

Subject to the Act, the Corporation may redeem the whole or any part of the issued Series 1 Preferred Shares on payment for each share to be redeemed of the redemption price. Unless all the holders of the Series 1 Preferred Shares to be redeemed have waived notice of redemption, the Corporation shall give not less than 30 days’ notice in writing of the redemption, specifying the date and place of redemption. If the notice is given or waived, and the redemption price is paid to the holders, on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and their holders shall from then on have no rights against the Corporation in respect of those shares except to receive payment of the redemption price.

(v)           Distribution rights

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of shares, an amount equal to the redemption price of their shares and no more.

(vi)          Mandatory Redemption

Any holder may, at any time prior to December 21, 1990, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on January 1, 1991, for the redemption price therefor, 1,192 Series I Preferred Shares (such lesser number of Series I Preferred Shares being the “First Redemption Shares”). Upon delivery of such notice, and subject only to the Act, the Corporation shall redeem the First Redemption Shares on January 1, 1991. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the First Redemption Shares held by such holder, to deliver any notice of redemption of the First Redemption Shares to such holder. If any holder does not deliver the foregoing notice to the Corporation at or prior to December 31, 1990, the right of such holder to require the Corporation to redeem First Redemption Shares shall expire and be of no further force and effect.

Any holder may, at any time prior to November 17, 1991, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on December 17, 1991, for the redemption price therefor, that number of Series I Preferred Shares (the “Second Redemption Shares”) equal to the result obtained when 5,360 is subtracted from the total number of Series I

Preferred Shares held by such holder on such date prior to any such redemption, less the number of any First Redemption Shares held by such holder which such holder did not require the Corporation to redeem as provide above. Upon delivery of such notice, and subject only to the Act, the Corporation shall redeem the Second Redemption Shares on December 17, 1991. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the Second Redemption Shares held by such holder, to deliver any notice of redemption to such holder. If any holder does not deliver the foregoing notice to the Corporation on or prior to November 17, 1991, the right of such holder to require the Corporation to redeem Second Redemption Shares shall expire and be of no further force and effect.

Any holder may, at any time prior to November 17, 1992, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on December 17, 1992, for the redemption price therefor, that number of Series I Preferred Shares (the “Third Redemption Shares”) held by such holder on such date prior to any such redemption, less the number of any First Redemption Shares held by such holder and Second Redemption Shares held by such holder which such holder did not require the Purchaser to redeem as provided above. Upon delivery of such notice and subject only to the Act, the Corporation shall redeem the Third Redemption Shares on December 17, 1992. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the Third Redemption Shares held by such holder, to deliver any notice of redemption to such holder. If any holder does not deliver the foregoing notice on or prior to November 17, 1992, the right of such holder to require the Corporation to redeem Third Redemption Shares shall expire and be of no further force and effect.

(vii)         Restrictions on Transfer

No Series I Preferred Shares shall be transferred without the consent of the Board of Directors of the Corporation by resolution or in writing.

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi régissant les sociétés
Corporations Act	par actions de régime fédéral

IMPRIMERIES QUEBECOR INC. –	256168-9
QUEBECOR PRINTING INC.

Name of Corporation - Dénomination de la société	Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les Présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément a l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses d’arrangement ci-jointes.

Le directeur
February 24, 1992/le 24 février 1992

Director	Date of Amendment - Date de la modification

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Corporations	Corporations

Phase II, 4th floor	Phase II, 4e étage;
Place du Portage	Place du Portage
Ottawa-Hull	Ottawa-Hull
K1A 0C9	K1A 0C9

Your file - Votre référence
February 25, 1992/le 25 février 1992
Our file - Notre référence
256168-9

Re - Objet

IMPRIMERIES QUEBECOR INC. –
QUEBECOR PRINTING INC.

Enclosed herewith, is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’ émission de documents en vertu de la L.S.A.R.F. sera publié dans le Bulletin des corporations canadiennes. Un avis de l’émission de documents en vertu de la L.C.C. sera publié dans le Bulletin des corporations canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette á toute loi de la juridiction où la société exploite son entreprise.

M. Séguin

For the Director, Corporations Directorate pour le directeur, Direction générale des corporations

Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 177)

1 — Name of Corporation — Dénomination de la société	2 — Corporation No. Nº de la société

IMPRIMERIES QUEBECOR INC. — QUEBECOR PRINTING INC.	256168-9

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnés sont modifiés de la facon suivante:

1.                                       Toutes les restrictions sur le transfert d’actions prévues à la Section 4 des statuts de fusion de la société sont abrogées;

2.                                       Le conseil d’administration de la société est dorénavant composé d’un minimum de trois (3) et du maximum de quinze (15) administrateurs.

3.                                       L’annexe 7.1 des statuts de fusion de la société est abrogé.

1.                                       All restrictions on any share transfers provided in Section 4 of the Articles of Amalgamation of the Corporation are abrogated.

2.                                       The Corporation shall have a minimum of three (3) and a maximum of fifteen (15) directors.

3.                                       Schedule 7.1 of the Articles of Amalgamation of the Corporation is abrogated.

Date	Signature	Description of Office — Description du poste
24 février 1992		Secrétaire
CCA 1387 (02-89) 46		FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT
Filed — Déposée
		FEB FEV	25 1992

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi régissant les sociétés
Corporations Act	par actions de régime fédéral

IMPRIMERIES QUEBECOR INC. –	256168-9
QUEBECOR PRINTING INC.

Name of Corporation - Dénomination de la société	Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément á l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses d’arrangement ci-jointes.

Le directeur

April 10, 1992/le 10 avril 1992

Director	Date of Amendment - Date de la modification

Consumer and	Consommation
Corporate Affairs Canada	et Corporations Canada

Corporations	Corporations

Phase II, 4th floor	Phase II, 4e étage
Place du Portage	Place du Portage
Ottawa-Hull	Ottawa-Hull
K1A 0C9	K1A 0C9

Your file - Votre référence
April 13, 1992/le 13 avril 1992
Our file - Notre référence
256168-9

Re - Objet

IMPRIMERIES QUEBECOR INC. –
QUEBECOR PRINTING INC.

Enclosed herewith, is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’ émission de documents en vertu de la L.S.A.R.F. sera publié dans le Bulletin des corporations canadiennes. Un avis de l’émission de documents en vertu de la L.C.C. sera publié dans le Bulletin des corporations canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de reponsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

For the Director, Corporations Directorate       pour le directeur, Direction générale des corporations

Canada Business Corporations Act	Loi regissant les societes par actions de régime fédéral	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MOD1FICATRICES (ARTICLE 27 OU 177)

1 — Name of Corporation — Dénomination de la société	2 — Corporation No. Nº de la société

IMPRIMERIES QUEBECOR INC. - QUEBECOR PRINTING INC.	256168-9

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la facon suivante:

1. From the date of these Articles of Amendment the authorized share capital of the Corporation shall be as described in the Schedule of this Form, inserted herewith as an integral part thereof.	1. À compter de la date des présentes clauses modificatrices, le capital social autorisé de la société est tel que décrit á l’ annexe jointe á la présente formule pour en faire partie intégrante.

2.    The 39 965 005 outstanding common shares of the Corporation immediately before the date of these Articles of Amendment are reclassified and changed, as of the date of these Articles of Amendment, into 39 965 005 Multiple Voting Shares of the Corporation; the stated capital of such common shares is being added to the stated capital account of such Multiple Voting Shares. The authorized but unissued common shares of the Corporation are cancelled.

2.    Les 39 965 005 actions ordinaires en circulation de la société immédiatement avant la date de ces clauses modificatrices sont redésignées et modifiées, á compter de la date des présentes clauses modificatrices, en 39 965 005 actions á droit de vote multiple de la société; le capital déclaré de telles actions ordinaires est porté au compte du capital déclaré de telles actions á droit de vote multiple. Les actions ordinaires autorisées et non émises de la société sont annulées.

3.    The           Series 1 Preferred Shares of the Corporation immediately before the date of the Articles of Amendment are reclassified, as of the date of these Articles of Amendment, Series 1 First Preferred Shares of the Corporation.

3. Les actions privilégiées série 1 de la société sont redésignées, a compter de la date des présentes clauses modificatrices, en actions privilégiées de premier rang, série 1.

Date	Signature	Description of Office — Description du poste
10 April 92		Président

CCA 1387 (02-89) 46		FOR DEPARTMENTAL USE ONLY — A L’USAGE DU MINISTERE SEULEMENT Filed — Déposée
		APR AVR	13 1992

SCHEDULE

TO THE ARTICLES OF AMENDMENT OF

QUEBECOR PRINTING INC.

The Corporation is authorized to issue an unlimited number of preferred shares (hereinafter called the “First Preferred Shares”), an unlimited number of Subordinate Voting Shares (hereinafter called the “Subordinate Voting Shares”) and an unlimited number of Multiple Voting Shares (hereinafter called the “Multiple Voting Shares”).

1.             The Subordinate Voting Shares and the Multiple Voting Shares carry the following rights, privileges, conditions and restrictions:

1.1          Dividends

Each Subordinate Voting Share and each Multiple Voting Share shall, subject always to the rights of the holders of any First Preferred Shares, be entitled to receive such dividends as the Board of Directors of the Corporation shall determine but in an identical amount, at the same time and in the same form (whether in cash, in specie or otherwise) as if such shares were of one class only.

1.2          Subdivision or Consolidation

No subdivision or consolidation of the Subordinate Voting Shares or the Multiple Voting Shares shall be carried out unless, at the same time, the Multiple Voting Shares or the Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and, in such event, the rights, privileges, conditions and restrictions then attached to the Subordinate Voting Shares and the Multiple Voting Shares shall also apply to the Subordinate Voting Shares and the Multiple Voting Shares as subdivided or consolidated.

1.3          Liquidation

In the event of the liquidation or dissolution of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares shall be entitled, subject always to the rights of the holders of any First Preferred Shares, to participate equally, share for share, in the remaining property and assets of the Corporation available for distribution to its shareholders, without preference or distinction.

1.4          Voting

The holders of Subordinate Voting Shares and the holders of Multiple Voting Shares shall be entitled to receive notice of any meeting of shareholders of the Corporation and to attend and vote thereat as a single class on all matters to be voted on by the shareholders of the Corporation, except a meeting where only the holders of shares of one class or of a particular series are entitled to vote separately pursuant to the Canada Business Corporations Act or to the Articles of the Corporation; the Subordinate Voting Shares shall carry one (1) vote per share and the Multiple Voting Shares shall carry ten (10) votes per share.

1.5          Conversion Privilege

Each outstanding Multiple Voting Share may at any time, at the option of the holder, be converted into one Subordinate Voting Share, on the following basis:

1.5.1        The conversion privilege for which provision is made in this section 1.5 shall be exercised by notice in writing given to the transfer agent of the Corporation, accompanied by a certificate or certificates representing the Multiple Voting Shares in respect of which the holder desires to exercise such conversion privilege. Such notice shall be signed by the holder of the Multiple Voting Shares in respect of which such privilege is being exercised, or by the duly authorized representative thereof, and shall specify the number of Multiple Voting Shares which such holder desires to have converted. The holder shall also pay any governmental or other tax imposed in respect of such conversion. The conversion of the Multiple Voting Shares into Subordinate Voting Shares shall take effect upon receipt by the transfer agent of the Corporation of the conversion notice accompanied by the certificate or certificates representing the Multiple Voting Shares in respect of which the holder desires to exercise such conversion privilege; and

1.5.2        Upon receipt of such notice and certificate or certificates, the Corporation shall, effective as of the date of such receipt, issue or cause to be issued a certificate or certificates representing outstanding Subordinate Voting Shares upon the basis above prescribed to the holder of such Multiple Voting Shares. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Multiple Voting Shares represented by the original certificate which are not to be converted.

1.6          Issue of Multiple Voting Shares

In the event, subsequent to the initial public offering of the Corporation’s Subordinate Voting Shares, of any distribution or issuance (a “Distribution”) of voting shares of the Corporation (other than Multiple Voting Shares, Subordinate Voting Shares issued upon the conversion of Multiple Voting Shares and voting shares issued pursuant to the exercise of a privilege attached to any security of the Corporation issued prior to the Distribution) (the “Voting Shares”) or of securities convertible or exchangeable into Voting Shares or giving the right to acquire Voting Shares (other than options or plans to purchase Voting Shares or any other securities of the Corporation in favour of the

2

management or employees of the Corporation) (the “Securities”), the Corporation shall issue to the holder(s) of Multiple Voting Shares rights to subscribe for that number of Multiple Voting Shares, or, as the case may be, for securities convertible or exchangeable or giving the right to acquire, on the same terms and conditions (except for the underlying securities which shall be Multiple Voting Shares) as those stipulated in the Securities, that number of Multiple Voting Shares, respectively, which carry, in the aggregate, a number of voting rights equal to the number of voting rights attached to the Voting Shares to be issued or distributed or, in the case of a Distribution of Securities, to the number of voting rights attached to the Voting Shares underlying the Securities to be issued or distributed (the “Rights to subscribe”).

The Rights to subscribe shall be issued to the holder(s) of Multiple Voting Shares in a proportion equal to their respective holdings of Multiple Voting Shares and shall be issued concurrently with the resolution of the Board of Directors of the Corporation authorizing the Distribution of such Voting Shares or Securities. The securities underlying such Rights to subscribe shall be issued and must be paid for concurrently with the Distribution and payment to the Corporation of such Voting Shares or Securities, at the lowest price permitted by the applicable securities and stock exchange regulations and subject (as to such price) to the prior consent of the exchanges but at a price not lower than (i) if such securities are Multiple Voting Shares, the price at which Subordinate Voting Shares are then being issued or distributed and (ii) if such securities are not Multiple Voting Shares, the price at which Securities are then being issued or distributed.

Further, in the event that the Voting Shares to be issued or distributed are not Subordinate Voting Shares, the Multiple Voting Shares shall be issued at the lowest price permitted by the applicable securities and stock exchange regulations and subject (as to such price) to the prior consent of the exchanges but at a price not lower than the higher of (A) the weighted average price of the transactions on the Subordinate Voting Shares on the Montreal Exchange and the Toronto Stock Exchange for the 20 trading days preceding the Distribution of such Voting Shares or of (B) the weighted average price of transactions on the Subordinate Voting Shares on the Montreal Exchange and the Toronto Stock Exchange, the day before the Distribution of such Voting Shares.

The Rights to subscribe are transferable among holders of Multiple Voting Shares only, in any proportion deemed appropriate by such holders.

The privileges attached to the securities convertible or exchangeable or giving the right to acquire Multiple Voting Shares (the “Subscribed Securities”) issued pursuant to the Rights to subscribe shall only be exercised if and whenever the same privileges attached pursuant to the Securities issued or distributed concurrently with the Subscribed Securities are exercised and shall not result in the issuance of a number of Multiple Voting Shares which carry, in the aggregate, a number of voting rights greater than the number of voting rights attached to the Voting Shares issued as a result of the exercise by their holder(s) of the privileges attached to such Securities.

3

1.7          Rank

Except as otherwise provided in sections 1.4 to 1.6, each Subordinate Voting Share and each Multiple Voting Share shall have the same rights, shall be equal in all respects and shall be treated by the Corporation as if they were shares of one class only.

2.             The First Preferred Shares carry the following rights, privileges, conditions and restrictions:

2.1          Directors’ Authority to Issue in One or More Series

The Board of Directors of the Corporation may issue the First Preferred Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the Board of Directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in these Articles, the designation, rights, privileges, conditions and restrictions to be attached to the shares of such series including, without limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date and place of payment thereof, and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption, if any, the rights of retraction, if any, and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the consideration and the terms and conditions of any purchase for cancellation, if any, and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the Board of Directors of the Corporation shall send to the director under the Canada Business Corporations Act, Articles of Amendment containing a description of such series including the designation, rights, privileges, conditions and restrictions determined by the Board of Directors of the Corporation.

2.2          Ranking of First Preferred Shares

The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to priority in the payment of dividends, return of capital and in the distribution of assets of the Corporation in the event of the liquidation or dissolution of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary. The First Preferred Shares shall be entitled to priority over the Subordinate Voting Shares and the Multiple Voting Shares of the Corporation, with respect to priority in the payment of dividends, return of capital and the distribution of assets in the event of the liquidation or dissolution of the Corporation, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary.

4

If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full, the shares of all series of First Preferred Shares participate rateably in respect of accumulated dividends and return of capital.

2.3          Purchase for Cancellation

Subject to the provisions of the Canada Business Corporations Act and the provisions attached to any particular series of First Preferred Shares, First Preferred Shares of any series, if so provided in the rights, privileges, conditions and restrictions attached to such series, may be purchased for cancellation or made subject to redemption at the option of the Corporation or the holder thereof, at such time and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, conditions and restrictions attaching to the First Preferred Shares of such series.

2.4          Voting Rights

Unless the Articles of Amendment otherwise provide with respect to the creation and issue of a particular series of First Preferred Shares, the holders of First Preferred Shares shall not be entitled to receive any notice of or attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting; provided that at any meeting of shareholders at which, notwithstanding the foregoing, the holders of First Preferred Shares are required or entitled by law to vote separately as a class, each holder of First Preferred Shares of any series thereof shall be entitled to cast, in respect of each such First Preferred Share held, that number of votes which is equal to the quotient obtained by dividing the stated capital account maintained for all the outstanding First Preferred Shares of such series by the number of such outstanding First Preferred Shares; provided that in respect of any such consideration denominated in a currency other than Canadian, the Board of Directors of the Corporation shall, for the purpose of this section 2.4, determine the appropriate conversion rate of such currency to Canadian currency in effect on the date of issue and, based on such rate, the Canadian dollar equivalent of such consideration; and provided further that when such quotient is a fraction or a whole number plus a fraction there shall be no right to vote in respect of such fraction.

Any meeting of shareholders at which the holders of the First Preferred Shares are required or entitled by law to vote separately as class or a series shall, unless the Articles of the Corporation otherwise provide, be called and conducted in accordance with the by-laws of the Corporation; provided that no amendment to or repeal of the provisions of such by-laws made after the date of the first issue of any of the First Preferred Shares by the Corporation shall be applicable to the calling and conduct of meetings of holders of the First Preferred Shares voting separately as a class or as a series unless such amendment or repeal has been theretofore approved by ordinary resolution adopted by the holders of the First Preferred Shares voting separately as a class.

5

3.             The first series of First Preferred Shares shall consist of 11,912 shares and shall be designated as Series 1 First Preferred Shares (the “Series 1 First Preferred Shares”). The rights, privileges, conditions and restrictions attaching to the Series 1 First Preferred Shares are as follows:

3.1          Definitions

In these share conditions, the following words and phrases shall have the following meanings:

3.1.1        “redemption amount” of each Series 1 First Preferred Share means the sum of $ 1,000;

3.1.2        “redemption price” of each Series 1 First Preferred Share means the redemption amount plus an amount equal to all dividends which have at the relevant time been declared or accrued on the share but which have not been paid (if any); and

3.1.3        “Act” means the Canada Business Corporations Act.

3.2          Voting Rights

Subject to the Act, the holders of the Series 1 First Preferred Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

3.3          Dividends

Subject to the Act, the holders of the Series 1 First Preferred Shares shall in each financial year of the Corporation, but always in preference and priority to any payment of dividends on any other class of shares, be entitled to cumulative dividends at the rate of 5.5% per annum of the redemption amount, which dividends entitlement shall accrue daily and which dividends shall be payable in one or more instalments, the last of which shall be made not later than the last day of such financial year and no dividends shall be paid or set apart for payment on any other class of shares unless all accrued dividends on the Series 1 First Preferred Shares have been declared and paid or set aside for payment. The holders of the Series 1 First Preferred Shares shall not be entitled to any dividends other than as provided for in this section. Dividends shall accrue on the Series 1 First Preferred Shares from December 20, 1990.

3.4          Redemption at option of Corporation

Subject to the Act, the Corporation may redeem the whole or any part of the issued Series 1 First Preferred Shares on payment for each share to be redeemed of the redemption price. Unless all the holders of the Series 1 First Preferred Shares to be redeemed have waived notice of redemption, the Corporation shall give not less than

6

30 days’ notice in writing of the redemption, specifying the date and place of redemption. If the notice is given or waived, and the redemption price is paid to the holders, on or before the date fixed for redemption, dividends on the shares to be redeemed shall cease after the date fixed for redemption and their holders shall from then on have no rights against the Corporation in respect of those shares except to receive payment of the redemption price.

3.5          Distribution Rights

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series 1 First Preferred Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other class of shares, an amount equal to the redemption price of their shares and no more.

3.6          Mandatory Redemption

Any holder may, at any time prior to December 21, 1990, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on January 1, 1991, for the redemption price therefor, 1,192 Series 1 First Preferred Shares (such lesser number of Series 1 First Preferred Shares being the “First Redemption Shares”). Upon delivery of such notice, and subject only to the Act, the Corporation shall redeem the First Redemption Shares on January 1, 1991. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the First Redemption Shares held by such holder, to deliver any notice of redemption of the First Redemption Shares to such holder. If any holder does not deliver the foregoing notice to the Corporation at or prior to December 21, 1990, the right of such holder to require the Corporation to redeem First Redemption Shares shall expire and be of no further force and effect.

Any holder may, at any time prior to November 17, 1991, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on December 17, 1991, for the redemption price therefor, that number of Series 1 First Preferred Shares (the “Second Redemption Shares”) equal to the result obtained when 5 360 is subtracted from the total number of Series 1 First Preferred Shares held by such holder on such date prior to any such redemption, less the number of any First Redemption Shares held by such holder which such holder did not require the Corporation to redeem as provided above. Upon delivery of such notice, and subject only to the Act, the Corporation shall redeem the Second Redemption Shares on December 17, 1991. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the Second Redemption Shares held by such holder, to deliver any notice of redemption to such holder. If any holder does not deliver the foregoing notice to the Corporation on or prior to November 17, 1991, the right of such holder to require the Corporation to redeem Second Redemption Shares shall expire and be of no further force and effect.

7

Any holder may, at any time prior to November 17, 1992, deliver a notice in writing to the Corporation requiring the Corporation to redeem, on December 17, 1992, for the redemption price therefor, that number of Series 1 First Preferred Shares (the “Third Redemption Shares”) held by such holder on such date prior to any such redemption, less the number of any First Redemption Shares held by such holder and Second Redemption Shares held by such holder which such holder did not require the Corporation to redeem as provided above. Upon delivery of such notice and subject only to the Act, the Corporation shall redeem the Third Redemption Shares on December 17, 1992. If such notice is delivered by any holder to the Corporation, the Corporation shall not be required, in connection with the redemption of the Third Redemption Shares held by such holder, to deliver any notice of redemption to such holder. If any holder does not deliver the foregoing notice on or prior to November 17, 1992, the right of such holder to require the Corporation to redeem Third Redemption Shares shall expire and be of no further force and effect.

4.             This Schedule to the Articles of Amendement of the Corporation has been translated in French. However, the French version shall constitute the official version of this Schedule so that should there be any difference or incompatibilities in the text or in the meaning of any provisions contained herein, the appropriate provisions of the French version shall prevail.

8

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi régissant les sociétés
Corporations Act	par actions de régime fédéral

IMPRIMERIES QUEBECOR INC. –		256168-9
QUEBECOR PRINTING INC.

Name of corporation-Denomination de la société		Corporation number–Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral, conformément a l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	(c) en vertu de l’article 179 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	(d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

(e) under section 192 of the Canada Business Corporations Act as set out in the attached articles of arrangement.	☐	(e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses d’arrangement ci-jointes;

April 25, 1994/le 25 avril 1994
Director – Directeur		Date of Amendment – Date de modification

7530-21-938-2140(12-93)

Consumer and
Corporate	Consommation et
Affairs Canada	Affaires commerciales Canada	FORM 4	FORMULE 4
		ARTICLES OF AMENDMENT	CLAUSES MOD1FICATRICES
Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société

IMPRIMERIES QUEBECOR INC. /	256168-9
QUEBECOR PRINTING INC.

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci–dessus sont modifiés de la facon suivante:

From May 7, 1994, the outstanding subordinate voting shares and outstanding multiple voting shares of the Corporation are subdivided so that each shareholder of record at the close of business on May 6, 1994 shall receive, on May 7, 1994, three subordinate voting shares for each two subordinate voting shares of the Corporation or three multiple voting shares for each two multiple voting shares of the Corporation held, as the case may be. The Corporation shall not issue fractional shares in connection with the foregoing subdivision and in lieu thereof, a shareholder shall receive cash in an amount equal to the amount obtained by multiplying such fraction by the closing price of the subordinate voting shares on April 22, 1994 on The Montreal Exchange.

A compter du 7 mai 1994, les actions subalternes comportant droit de vote et les actions à droit de vote multiple de la Société émises et en circulation sont fractionnées de sorte que chaque actionnaire inscrit à la Clôture des affaires le 6 mai 1994, reçoive, le 7 mai1994, trois actions subalternes comportant droit de vote pour chaque deux actions subalternes comportant droit de vote de la Société ou trois actions à droit de vote multiple pour chaque deux actions à droit de vote multiple de la Société détenues, selon le cas. La Société n’éméttra pas de fraction d’action en rapport avec le fractionnement et, au lieu, un actionnaire recevra un montant en numéraire égal au montant obtenu en multipliant la fraction par le cours de clôture des actions subalternes comportant droit de vote à la Bourse de Montréal le 22 avril 1994.

Date	Signature	Title – Titre
25 avril 1994		Président OR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT
7530-21-938-1387(01-93) 46		Filed – Déposée
		APR AVR	2 6 1994

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

IMPRIMERIES QUEBECOR INC.		256168-9
QUEBECOR PRINTING INC.

Name of corporation-Dénomination de la société		Corporation number - Numero de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b). under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’action;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	(c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	(d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

April 25, 1996/le 25 avril 1996
Director – Directeur		Date of Amendment – Date de modification

Industry Canada	Industrie Canada	FORM 4	FORMULE 4
		ARTICLES OF AMENDMENT	CLAUSES MOD1FICATRICES
Canada Business	Loi canadienne sur les	(SECTION 27 OR 177)	(ARTICLE 27 OU 177)
Corporations Act	sociétés par actions

1 – Name of corporation – Dénomination de la société	2 – Corporation No. – N° de la société

IMPRIMERIES QUEBECOR INC.	256168-9
QUEBECOR PRINTING INC.

3 – The articles of the above-named corporation are amended as follows:

Les statuts de la société mantionée ci-dessus sont modifiés de la facon suivante:

Les statuts de la Société sont, par les présentes, modifiés par 1’ajout à 1’article 7 de ce qui suit:

“En plus de combler les postes vacants au conseil d’administration, les administrateurs peuvent, sans excédar le nombre maximal d’administrateurs prévu aux statuts, nommer un ou plusieurs administrateurs, dont le mandat expire au plus tard à la clôture de la prochaine assemblée annuelle des actionnaires, à condition que le nombre total des administrateurs ainsi nommés n’excéde pas le tiers du nombre des administrateurs élus á la derniére assemblée annuelle.”

* * * * * * * * *

The Articles of the Corporation are hereby amended by  adding to paragraph 7 thereof the following:

“In addition to filling vacancies on the Board of Directors, the Directors may appoint, without exceeding the number of directors provided by the Articles, one or more directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, provided that the total numbar of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.”

Date	Signature	Title – Titre
23/04/96	/s/ Claudine Tremblay	Secrétaire adjoint
CLAUDINE TREMBLAY

IC 3069 (11-94) (cca 1387)		FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTERE SEULEMENT
Filed — Déposée
		APR AVR	25 1996

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

IMPRIMERIES QUEBECOR INC.		256168-9
QUEBECOR PRINTING INC.

Name of corporation-Dénomination de la société		Corporation number — Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément a 1’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	(b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	(c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	(d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

November 5, 1997/le 5 novembre 1997
Director – Directeur		Date of Amendment – Date de modification

Industry Canada	Industrie Canada

Corporations Directorate	Direction générale des Corporations
9th floor, Journal Tower S,	9th étage , Édifice Journal, Tour sud
365 Laurier Avenue West	365, avenue Laurier quest
Ottawa, Ontario	Ottawa {Ontario}
K1A OCB	K1A OCB

Your file - Votre référence
November 6, 1997/le 6 novembre 1997
Our file - Notre référence
256168-9

Re - Objet

IMPRIMERIES QUEBECOR INC.
QUEBECOR PRINTING INC.

Enclosed herewith, is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

Un avis de l’émission de documents en vertu de la LCSA sera publié dans le Bulletin des sociétés canadiennes. Un avis de l’émission de documents en vertu de la LCC sera publié dans le.Bulletin des sociétés canadiennes et dans la Gazette du Canada.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	STL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise as obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de resposabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas oú des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette à toute loi de la juridiction ou la société exploite son entreprise.

KIM O’BRIEN

For the Director General, Corporations Directorate	pour le Directeur général, Direction générale des Corporations

Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business	Loi canadienne sur les	ARTICLES OF AMENDMENT	CLAUSES MOD1FICATRICES
Corporations Act	sociétés par actions	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)

1 – Name of corporation – Dénomination de la société	2 - Corporation No.- N° de la société

IMPRIMERIES QUEBECOR INC.	256168-9
QUEBECOR PRINTING INC.

3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ei-dessus sont modifiés de la façon sulvante:

12,000,000 of the Preferred Shares of the Corporation which may be issued in series shall be designated as “Series 2 Cumulative Redeemable First Preferred Shares” (hereinafter referred to as the “Series 2 Preferred Shares”) and 12,000,000 of the Preferred Shares of the Corporation which may be issued in series shall be designated as “Series 3 Cumulative Redeemable First Preferred Shares” (hereinafter referred to as the “Series 3 Preferred Shares”). In addition to the rights, privileges, conditions and restrictions attaching to the Preferred Shares as a class, the Series 2 Preferred Shares and the Series 3 Preferred Shares shall have attached thereto the rights, privileges, conditions and restrictions set forth in section 3(A) and section 3(B), respectively, which sections are attached hereto as Schedule “A” and shall be added to Article 3 of the articles of the Corporation, immediately after subsection 3.2.10.

12 000 000 des actions privilégiées de la Société pouvant étre émises en séries sont désignées << actions privilégiées de premier rang, rachetables et à dividende cumulatif, série 2>>(ci-aprés appelées les << Actions privilégiées série 2>>) et 12 000 000 des actions privilégiées de la Société pouvant être émises en séries sont désignées «actions privilégiées de premier rang ; rachetables et à. dividende cumulatif, série 3>> (ci-aprs appelées les «Actions privilégiées série 3>>). Les Actions privilégiées série 2 et les Actions privilégiées série 3 comportent, outre les droits, privilèges, conditions et restrictions afférents aux Actions privilégiées en tant que catégorie, les droits, privilèges, conditions et restrictions décrits au paragraphe 3.2(A) et au paragraphe 3.2(B) respectivement, lesquels sont joints aux présentes en annexe «A» et sont ajoutés à l’article 3 des statuts de la Société, immédiatement à la suite du paragraphe 3.2.10.

Date	Signature	Title - Titre
Vice-President, Legal Affairs and Secretary
le 4 novembre, 1997	(X)	Vice-Président, affaires juridiques et secrétaire
PHILIPPE MONTEL
FOR DEPARTMENTAL USE ONLY - À L’USAGE DU MINISTERE SEULEMENT
Filed – Déposée
NOV - 6 1997
IC 3069 (2/96)

SCHEDULE “A”

3(A)                                                                        Series 2 Preferred Shares

3(A).1                                                              Definitions

Unless the context otherwise requires it, for purposes hereof:

3(A).1.1                                                 “Series 2 Preferred Shares” shall mean the Series 2 Cumulative Redeemable First Preferred Shares and “Series 3 Preferred Shares” shall mean the Series 3 Cumulative Redeemable First Preferred Shares.

3(A).1.2                                                 “Transfer Agent” shall include all mandataries of a transfer agent.

3(A).1.3                                                 “Banks” shall mean any two banks from among the Royal Bank of Canada, the Bank of Montreal, The Bank of Nova Scotia, The Toronto-Dominion Bank, the Canadian Imperial Bank of Commerce and the National Bank of Canada or any successor thereof, which the Board of Directors may designate from time to time by means of a notice to the Transfer Agent for the Series 2 Preferred Shares; such a notice shall be given at least two business days prior to the beginning of a given Dividend Period and shall take effect as of that moment; until such a notice is given, “Banks” shall mean the National Bank of Canada and the Bank of Montreal.

3(A).1.4                                                 “Exchange” shall mean The Toronto Stock Exchange or The Montreal Exchange, or any other stock exchange or organized market in Canada as may be determined from time to time by an officer of the Corporation as being the principal trading market for the Series 2 Preferred Shares.

3(A).1.5                                                 “Calculated Trading Price” shall mean, for a given Month:

(i)            the aggregate of the Daily Adjusted Trading Value for all Trading Days in such month,

divided by

(ii)           the aggregate of the Daily Trading Volume for all Trading Days in such month.

3(A).1.6                                                 “Deemed Record Date” means the last Trading Day of a Month during the Floating Rate Period with respect to which no dividend is declared by the Board of Directors of the Corporation.

3(A).1.7                                                 “Dividend Payment Date” shall mean:

(i)            during the Fixed Rate Period, the first day of each of March, June, September and December in each year; and

(ii)           during the Floating Rate Period, the 12th day of each Month, commencing with the month of January 2003 and the first Dividend Payment Date shall be March 1, 1998.

3(A).1.8                                                 “Ex-Dividend Date” shall mean:

(i)            the Trading Day which, under the rules or normal practices of the Exchange, is designated or recognized as the ex-dividend date relative to any dividend record date for the Series 2 Preferred Shares; or

(ii)           if the Board of Directors fails to declare a dividend in respect of a Month during the Floating Rate Period, the Trading Day which, under the rules or normal practices of the Exchange, would be considered as the ex-dividend date relative to any Deemed Record Date for the Series 2 Preferred Shares.

3(A).1.9                                                 “Daily Accrued Dividend Deduction” shall mean, for a given Trading Day:

(i)            the product obtained by multiplying the dividend accrued or which would be accrued on a Series 2 Preferred share in respect of the entire Month in which the Trading Day falls by the number of days elapsed from but excluding the day prior to the Ex-Dividend Date immediately preceding such Trading Day to and including such Trading Day (or, if such Trading Day is an Ex-Dividend Date, by one day);

divided by

(ii)           the number of days from and including such Ex-Dividend Date to but excluding the following Ex-Dividend Date.

3(A).1.10                                             “Higher Rank”, “Equal Rank” or “Lower Rank” and similar expressions, whether used individually or collectively, shall mean the order of priority of the shares of different classes or series as regards the payment of dividends or the distribution of assets in the event of the winding-up, dissolution or abandonment of the business of the Corporation, whether or not voluntary, or in the event of any other repayment of capital or distribution of the assets of the Corporation among its shareholders for purposes of winding up its affairs.

3(A).1.11                                             “Accrued and Unpaid Dividends” shall mean (i) during the Fixed Rate Period, the total of (A) all unpaid dividends on the Series 2 Preferred Shares for any Dividend Periods and (B) the amount calculated as if the dividends on each Series 2 Preferred Share had accrued on a daily basis as of the last Dividend Payment Date, inclusively, until the date on which the calculation of accrued dividends is to be made, exclusively; and (ii) during the Floating Rate Period, the total of (A) all unpaid dividends on the Series 2 Preferred Shares for any Dividend Periods and (B) the amount calculated as if the dividends on each Series 2 Preferred Share had accrued on a daily basis as of the first day of the Month following the Dividend Period in respect of which the last monthly dividend was or will be paid, as the case may be, inclusively, until the date on which the calculation of accrued dividends is to be made, exclusively.

3(A).1.12                                             “Adjustment Factor” shall mean, for a given Month, the percentage, whether positive or negative, established on the basis of the Calculated Trading Price of the Series 2 Preferred Shares for the preceding Month, which Adjustment Factor shall be calculated as set forth in the following table:

The Adjustment Factor
If the Calculated Trading Price for the preceding Month	expressed as a % of the
is	Prime shall be

$25.50 or more than $25.50	-4.00%

Greater than or equal to $25.375 and less than $25.50	-3.00%

Greater than or equal to $25.25 and less than $25.375	-2.00%

Greater than or equal to $25.125 and less than $25.25	-1.00%

Greater than $24.875 and less than $25.125	NIL

Greater than $24.75 and less than or equal to $24.875	+1.00%

Greater than $24.625 and less than or equal to $24.75	+2.00%

Greater than $24.50 and less than or equal to $24.625	+3.00%

$24.50 or less than $24.50	+4.00%

The maximum Adjustment Factor for a given Month shall be +4.00% of the Prime. Notwithstanding any provision hereof to the contrary, if, during a given Month, at least one board lot of Series 2 Preferred Shares is not traded on the Exchange, the Adjustment Factor for the following Month shall be “NIL”.

3(A).1.13                                             “Close of Business” shall mean, for purposes of depositing any Series 2 Preferred Share for purposes of redemption or conversion, the standard closing time of the office of the Transfer Agent for the Series 2 Preferred Shares where the shareholder in question may deposit and does deposit the said share.

3(A).1.14                                             “Month” shall mean a calendar month.

3(A).1.15                                             “Dividend Period” shall mean:

(i)            during the Fixed Rate Period, the period from and including a Dividend Payment Date to but not including the next succeeding Dividend Payment Date, and

(ii)           during the Floating Rate Period, a calendar month.

3(A).1.16                                             “Fixed Rate Period” shall mean the period commencing with the date of issue of the Series 2 Preferred Shares and ending on and including November 30, 2002.

3(A).1.17                                             “Floating Rate Period” shall mean the period commencing immediately after the end of the Fixed Rate Period and continuing for so long as any of the Series 2 Preferred Shares shall be outstanding (and, for greater certainty, if the Floating Rate Period terminates because Series 2 Preferred Shares are no longer outstanding and Series 2 Preferred Shares are subsequently reissued, such Period shall recommence immediately upon the reissuance of Series 2 Preferred Shares and shall continue thereafter for so long as any of the Series 2 Preferred Shares shall be outstanding.)

3(A).1.18                                             “Prescribed Percentage” shall mean, for the Month of December 2002, 85%, and for each subsequent Month, the Adjustment Factor for the said Month plus the Prescribed Percentage for the Preceding Month, provided the Variable Annual Dividend Rate for a given Month is never less than 50% nor more than 100% of the Prime for the said Month.

3(A).1.19                                             “Trading Day” means if the Exchange is a stock exchange in Canada, a day on which the Exchange is open for trading or, in any other case, a business day.

3(A).1.20                                             “Annual Dividend Rate” shall mean the Fixed Annual Dividend Rate or the Variable Annual Dividend Rate, as the case may be, which, pursuant to the present subsection 3(A).1, is applicable at the relevant time.

3(A).1.21                                             “Fixed Annual Dividend Rate” shall mean 5.0% per annum.

3(A).1.22                                             “Variable Annual Dividend Rate” shall mean, for a given Month, the interest rate expressed as an annual percentage (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the Prime for the given Month, multiplied by the Prescribed Percentage for that Month.

3(A).1.23                                             “Prime Rate” for any day means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the annual rates of interest announced from time to time by the Banks as the reference rates then in effect for such day for determining interest rates on Canadian dollar commercial loans made to prime commercial borrowers in Canada. If one of the Banks does not have such an interest rate in effect on a day, the Prime Rate for such day shall be such interest rate in effect for that day of the other Bank; if both Banks do not have such an interest rate in effect on a day, the Prime Rate for that day shall be equal to 1.5% per annum plus the average yield expressed as a percentage per annum on 91-day Government of Canada Treasury Bills, as reported by the Bank of Canada, for the weekly tender for the week immediately preceding that day; and if both of such Banks do not have such an interest rate in effect on a day and the Bank of Canada does not report such average yield, the Prime Rate for that day shall be equal to the Prime Rate for the next preceding day. The Prime Rate shall be determined from time to time by an officer of the Corporation from quotations supplied by the Banks or otherwise publicly available. Such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 2 Preferred Shares.

3(A).1.24                                             “Prime” shall mean, for a given Month, the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the Prime Rate in effect on each day of such Month. Prime shall be established, from time to time, by an officer of the Corporation.  In the absence of a manifest error, the decision of the said officer shall be final and binding upon the Corporation and all holders of Series 2 Preferred Shares.

3(A).1.25                                             “Daily Adjusted Trading Value” for any Trading Day means:

(a)           the aggregate dollar value of all transactions of Series 2 Preferred Shares on the Exchange (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day;

less

(b)           the Daily Trading Volume for such Trading Day multiplied by the Daily Accrued Dividend Deduction for such Trading Day.

3(A).1.26                                             “Daily Trading Volume” for any Trading Day means the aggregate number of Series 2 Preferred Shares traded in all transactions on the Exchange (made on the basis of the normal settlement period in effect on the Exchange) occurring during such Trading Day.

3(A).2                                                             Interpretation

3(A).2.1                                                   Subject to paragraph 3(A).2.2 hereof, every notice, cheque or other communication from the Corporation provided for in these presents shall be validly given if it is delivered or sent by prepaid ordinary mail to holders of Series 2 Preferred Shares at their respective addresses as set forth in the register or registers of the Series 2 Preferred Shares of the Corporation or, failing such registration, to the Corporation’s last known address for any such holder. As regards joint holders, every notice, cheque or other communication from the Corporation provided for in these presents shall be validly given if it is mailed as stipulated in the preceding sentence to the address of the joint holder whose name appears first on the register or registers of the Series 2 Preferred Shares as a joint holder of the said shares. The involuntary or accidental omission to send a notice or other communication to one or more holders of Series 2 Preferred Shares shall not affect the validity of notices or other communications validly given nor shall it affect measures taken as a result of such a notice; however, as soon as such an omission is discovered, the notice or other communication, as the case may be, shall be sent immediately to the holder(s) in question.

3(A).2.2                                                 If there is an interruption or threatened interruption of the postal service in any territory in which, according to the addresses recorded in the register or registers of the Series 2 Preferred Shares of the Corporation, holders of Series 2 Preferred Shares reside, the Corporation may (without being obliged) give the said notice to the holders residing in such territory by publishing it once, two weeks in a row, in a widely circulated daily newspaper published or distributed in the capital of such territory or, if the Corporation keeps a register of transfers of the Series 2 Preferred Shares in the said territory, in the city in this territory in which the register of transfers is kept. Every notice given by means of publication shall be deemed to have been given validly for all purposes.

3(A).2.3                                                 Every notice sent by mail shall be deemed to have been given on the day it is mailed, unless, on the day it is mailed or on the following day there is an interruption of the postal service in the territory in which or to which the notice was mailed. Every notice given by means of publication shall be deemed to have been given on the day of the first publication in the city in which it is published.

3(A).2.4                                                 If the day on which dividends are payable on the Series 2 Preferred Shares or on which any other measures are to be taken or should have been taken pursuant to these presents is not a business day, the dividends shall be paid or the other measures shall be taken, as the case may be, on the following business day; “business day” shall mean any day other than a Saturday, a Sunday or a legal holiday in the place where the Corporation has its head office at the time in question.

3(A).2.5                                                 All amounts set forth. in these presents are expressed in Canadian dollars.

3(A).2.6                                                 Notwithstanding any provision to the contrary set forth in these presents, the payment of any sum of money may be made by electronic transfer or by any other means which the Board of Directors may approve, instead of being made by cheque. In such an event, the payment of sums of money to holders of Series 2 Preferred Shares shall be deemed to constitute payment and shall release the Corporation from all its obligations with respect to the payment of such sums, up to the amount represented thereby, unless the payment is not honoured by the Corporation.

3(A).3                                                             Right to Dividends and Calculation of the Prescribed Percentage

To the extent it is declared by the Board of Directors, holders of Series 2 Preferred Shares shall be entitled to receive a cumulative preferred cash dividend drawn from the funds of the Corporation which may be allocated for the payment of dividends, at such rates and on such dates as are provided for in these presents. Dividends on the Series 2 Preferred Shares shall accrue daily as of (i) their date of issuance, inclusively, or (ii) the last Dividend Payment Date, inclusively, on which dividends were paid or allocated for payment, whichever occurs last, and shall be payable, provided they are declared by the Board of Directors, quarterly during the Fixed Rate Period and monthly during the Floating Rate Period.

Cheques issued by the Corporation, representing the amount of such dividends, which cheques shall be drawn on a Canadian chartered bank and shall be negotiable at par at any branch of such bank within Canada, shall be issued to holders of Series 2 Preferred Shares entitled thereto. The mailing of such cheques to registered holders of Series 2 Preferred Shares shall be deemed to constitute payment of such dividends and shall release the Corporation from all its obligations with respect to the payment of such dividends, up to the amount of the cheques (and of any taxes which must be and are deducted or withheld on such cheques), unless the cheques are not honoured at the time they are presented for payment. If, on a given Dividend Payment Date, the dividends which are payable on that date are not paid in full on all the then outstanding Series 2 Preferred Shares, the said dividends or the unpaid amount thereof shall be paid on one or more subsequent dates to be set by the Board of Directors and on which the Corporation has the necessary funds which may validly be allocated for the payment of dividends. Holders of Series 2 Preferred Shares shall not be entitled to any dividends other than the cash dividend provided for in these presents, nor shall they be entitled to any dividends in excess thereof. Any dividends represented by a cheque which has not been duly presented for payment within six years following its issuance or which have not otherwise been claimed during the six years following the date on which they were declared payable or allocated for purposes of payment shall vest in the Corporation.

3(A).3.1                                                 Fixed Rate Period

During the Fixed Rate Period dividends on the Series 2 Preferred Shares shall be paid quarterly, provided they have been declared by the Board of Directors, at the Fixed Annual Dividend Rate. Therefore, on each Dividend Payment Date during the Fixed Rate Period, except December 1, 1997, but including December 1, 2002, the dividend payable shall be $0.3125 per Series 2 Preferred Share. For greater certainty, the amount of the first quarterly dividend, if it is declared, which shall be payable with respect to each Series 2 Preferred Share outstanding on March 1, 1998 shall correspond to the sum of the amount accrued on the share in question from issuance and until November 30, 1997, inclusively, and $0.3125. Thus, if declared, the initial dividend shall be payable on March 1, 1998 and shall be in the amount of $0.3776 per share, assuming that the date of issuance is November 12, 1997.

3(A).3.2                                                 Floating Rate Period

During the Floating Rate Period dividends on the Series 2 Preferred Shares shall be paid monthly, provided they have been declared by the Board of Directors, on the annual basis of the Variable Annual Dividend Rate as calculated from time to time. Therefore, on each Dividend Payment Date during the Floating Rate Period, the dividend payable on the Series 2 Preferred Shares shall be the amount (rounded to the nearest one-thousandth (1/1000) of a cent) obtained by multiplying $25.00 by the Variable Annual Dividend Rate applicable to the Month preceding the said Dividend Payment Date and dividing the product so obtained by 12. On the condition that the Board of Directors declares the dividend, the record date for purposes of establishing holders of Series 2 Preferred Shares entitled to receive dividends on each Dividend Payment Date during the Floating Rate Period shall be the last Trading Day of the preceding Month. In the event of the redemption or purchase of Series 2 Preferred Shares during the Floating Rate Period, or in the event of the distribution of the assets of the Corporation during the said period, as provided for in subsection 3(A).4 of these presents, the amount of dividends accrued during the Month in which the redemption, purchase or distribution occurs (rounded to the nearest one-thousandth (1/1000) of a cent) shall be calculated by multiplying

(i)            the product of the multiplication of $25.00 by one-twelfth (1/12) of the Variable Annual Dividend Rate applicable to the preceding Month;

by

(ii)           a fraction whose numerator shall be the number of days elapsed during the Month in which the redemption, purchase or distribution occurs until the day on which said event occurs, excluding that day, and whose denominator shall be the number of days in the said Month.

3(A).3.3                                                 Calculation of the Prescribed Percentage

As soon as is possible, the Corporation shall calculate the Prescribed Percentage for each Month and shall give notice thereof to all securities exchanges in Canada on which the Series 2 Preferred Shares are listed for trading; if the Series 2 Preferred Shares are not listed for trading on any securities exchange in Canada, the Corporation shall notify the Investment Dealers Association of Canada or it shall give notice thereof by publishing the Prescribed Percentage once in the national edition of the English daily The Globe & Mail and once in the city of Montreal in widely circulated French and English daily newspapers; however, if the daily newspaper in question is no longer widely circulated at the time of publication, the notice shall be published in an equivalent publication.

3(A).4                                                             Rights on Liquidation

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series 2 Preferred Shares will be entitled to receive $25.00 per Series 2 Preferred Share together with the amount equal to all accrued and unpaid dividends thereon, whether or not declared, calculated to but excluding the date of payment or distribution, before any payment or distribution is made to holders of Multiple

Voting Shares and Subordinate Voting Shares or any other shares of the Corporation ranking junior to the Series 2 Preferred Shares. Upon payment of such amounts, the holders of the Series 2 Preferred Shares will not be entitled to share in any further distribution of assets of the Corporation.

3(A).5                                                             Redemption of Shares at the Option of the Corporation

The Corporation shall not be entitled to redeem any of the Series 2 Preferred Shares prior to December 1, 2002. Subject to applicable laws and to subsection 3(A).8 hereof, after having given notice in the manner set forth hereinafter, the Corporation shall be entitled to do the following (i) on December 1, 2002, redeem not less than all of the outstanding Series 2 Preferred Shares in consideration for payment of the amount of $25.00 for each share so redeemed, and (ii) at any time after December 1, 2002, redeem not less than all of the outstanding Series 2 Preferred Shares in consideration for payment of the amount of $25.50 for each share so redeemed; in each case, the aforementioned consideration shall be increased by the amount of Accrued and Unpaid Dividends on such shares up to, but not including, the date established for the redemption, whether or not such dividends have been declared, and such increased consideration shall constitute the redemption price.

No less than 45 days and no more than 60 days prior to the contemplated redemption date, the Corporation shall give a written notice of its intention to redeem the Series 2 Preferred Shares to each person who, on the date of sending of the said notice, is a holder of the shares to be redeemed. The notice shall set forth the redemption price and the date established for the redemption; on or after the redemption date, upon presentation and remittance of the certificate or certificates representing the Series 2 Preferred Shares at any place or places in Canada mentioned in the notice, the Corporation shall pay or see to the payment of the redemption price to holders of Series 2 Preferred Shares to be redeemed (less any taxes which must be deducted or withheld in respect of the redemption price). Payment shall be made by cheque negotiable at par at any branch of the Corporation’s banks located within Canada. As of the date mentioned in the notice, holders of Series 2 Preferred Shares called for purposes of redemption shall not be entitled to any further dividends on such shares nor shall they be entitled to exercise any rights as shareholders with respect to such shares, unless the Corporation fails to pay the redemption price, in which case the holders’ rights shall remain unchanged. At any time after the aforementioned redemption notice has been given, the Corporation shall be entitled to deposit the amount of the redemption price of all or part of the Series 2 Preferred Shares called for purposes of redemption in one or more chartered banks or trust companies within Canada who shall have been named in the redemption notice. Such deposits shall be made in one or more special trust accounts for the benefit of holders of shares to be redeemed, and the amounts shall be paid to them by such banks or trust companies upon remittance of the certificate or certificates; once these deposits have been made, the shares shall be deemed to have been redeemed on the date set forth in the redemption notice. After the Corporation has effected a deposit in the aforementioned manner with respect to any of the shares, as of the redemption date holders of such shares shall not have any further rights as shareholders with respect to such shares and their rights shall be limited to the collection of the portion of the deposited amounts applicable to such shares, without interest (less any taxes which must be deducted or withheld in respect of said amount); any accrued interest on such deposits shall belong to the Corporation.

3(A).6                                                             Purchase for Purposes of Cancellation

Subject to the provisions of subsection 3(A).8 hereof, the Corporation shall at all times be entitled to purchase, for purposes of cancellation, all or part of the Series 2 Preferred Shares outstanding from time to time, such purchase to be made on the open market through the intermediary of an investment dealer or any member firm of a recognized Exchange or by private agreement or otherwise, at the lowest price at which, in the opinion of the Board of Directors of the Corporation, these shares may be obtained, plus an amount equal to all Accrued and Unpaid Dividends thereon and the purchase costs.

3(A).7                                                             Conversion of Series 2 Preferred Shares into Series 3 Preferred Shares

3(A).7.1                                                 Conversion at the Option of the Holder

Subject to the provisions and conditions hereof, on December 1, 2002 and on December 1st of every fifth year thereafter (a “Conversion Date”), holders of Series 2 Preferred Shares shall have the option to convert all or part of the Series 2 Preferred Shares registered in their name into Series 3 Preferred Shares of the Corporation on the basis of one Series 3 Preferred Share for each Series 2 Preferred Share. The Corporation shall give a written notice to holders of Series 2 Preferred Shares which are then outstanding setting forth the Selected Percentage Rate (as defined in subsection 3(B).1 hereof) which has been determined by the Board of Directors and which shall be applicable during the subsequent Fixed Dividend Rate Period (as defined in subsection 3(B).1 hereof) as well as the conversion right provided for herein. The said notice shall indicate the Conversion Date and shall be given at least 45 days and no more than 60 days prior to the applicable Conversion Date.

If, as provided for in subsection 3(A).5, the Corporation notifies holders of Series 2 Preferred Shares of the redemption of all the Series 2 Preferred Shares, it shall not be required to notify them, as provided for in the present subsection 3(A).7.1, of the Selected Percentage Rate (as defined in subsection 3(B).1 hereof) for the Series 3 Preferred Shares nor of their right of conversion; moreover, the rights of each holder of Series 2 Preferred Shares to convert such shares, as set forth in these presents, shall terminate.

If, after the Close of Business on the 14th day preceding a Conversion Date, the Corporation determines that there would be less than 1,000,000 Series 3 Preferred Shares outstanding on the Conversion Date, taking into account all Series 2 Preferred Shares deposited for purposes of conversion into Series 3 Preferred Shares and, if applicable, all Series 3 Preferred Shares deposited for purposes of conversion into Series 2 Preferred Shares, holders of Series 2 Preferred Shares shall not be entitled to convert their shares into Series 3 Preferred Shares. No later than seven days prior to a given Conversion Date, the Corporation shall give written notice of such a situation to the holders of Series 2 Preferred Shares affected by this situation and, prior to the said Conversion Date, it shall, at its own expense, issue and send to holders of Series 2 Preferred Shares having deposited one or more certificates representing Series 2 Preferred Shares for purposes of conversion, new certificates representing the Series 2 Preferred Shares represented by one or more certificates deposited as mentioned hereinabove, or, prior to the said Conversion Date, it shall, at its own expense, return to such holders the said certificates deposited for purposes of conversion and representing Series 2 Preferred Shares.

3(A).7.2          Automatic Conversion

If, after the Close of Business on the 14th day preceding a Conversion Date, the Corporation determines that there would be less than 1,000,000 Series 2 Preferred Shares outstanding on the Conversion Date, taking into account all Series 2 Preferred Shares deposited for purposes of conversion into Series 3 Preferred Shares and, if applicable, all Series 3 Preferred Shares deposited for purposes of conversion into Series 2 Preferred Shares, all but not less than all of the remaining outstanding Series 2 Preferred Shares shall be converted automatically into Series 3 Preferred Shares on the basis of one Series 3, Preferred Share for each Series 2 Preferred Share, the whole as of the Close of Business on the applicable Conversion Date; in such a case, the Corporation shall give a written notice to that effect to holders of such remaining Series 2 Preferred Shares no later than seven days prior to the Conversion Date.

3(A).7.3          Exercise of the Conversion Privilege

The conversion of Series 2 Preferred Shares may be effected by remitting the certificate or certificates representing the said shares, no earlier than 45 days prior to a given conversion Date and no later than the Close of Business on the 14th day preceding the said Conversion Date, during regular business hours at any office of a Transfer Agent of the Corporation where the Series 2 Preferred Shares may be transferred; such share certificates shall be remitted together with the following: (i) payment or a receipt evidencing the payment of all taxes (if any) payable as provided for in the present paragraph 3(A).7.3; and (ii) a remittance instrument deemed acceptable by the Corporation and duly signed by the holder or his attorney duly authorized in writing, which instrument may set forth the holder’s wish to only convert part of the Series 2 Preferred Shares represented by such certificate or certificates, which shares have not yet been called for purposes of redemption, in which event the Corporation shall issue and mail to the said holder, at the Corporation’s own expense, a new certificate representing the Series 2 Preferred Shares represented by such certificate or certificates and which have not been converted.

If the Corporation is required to convert all of the remaining outstanding Series 2 Preferred Shares into Series 3 Preferred Shares on the applicable Conversion Date, as provided for in subsection 3(A).7.2 hereof, the Series 2 Preferred Shares which holders had not chosen to convert shall be converted into Series 3 Preferred Shares on the said Conversion Date, and holders of such shares shall be deemed to be holders of Series 3 Preferred Shares as of the Close of Business on the Conversion Date and, after they shall have remitted, during regular business hours at any office of a Transfer Agent of the Corporation where the Series 2 Preferred Shares may be transferred, the certificate or certificates representing Series 2 Preferred Shares not previously remitted for purposes of conversion, they shall be entitled to receive one or more certificates representing the same number of Series 3 Preferred Shares in the manner and according to the provisions set forth in the present subsection 3(A).7.3.

As soon as possible after a given Conversion Date, the Corporation shall issue and mail to a holder of Series 2 Preferred Shares which have been so remitted, or in accordance with the holder’s written instructions, one or more certificates issued in his name or in the name of the person or persons designated by him, such certificate or certificates to be issued for the number of fully paid and non assessable Series 3 Preferred Shares and remaining Series 2 Preferred Shares, if any, to which the holder is entitled. Such conversion shall be deemed to have been made at the Close of Business on the Conversion Date, such that the rights of the holder of such Series 2 Preferred Shares, in his capacity as holder thereof, shall cease as of that moment and the person or persons entitled to receive the Series 3 Preferred Shares as a result of the conversion shall be considered, for all purposes, as the registered holder or holders of the said Series 3 Preferred Shares at that moment.

The holder of any Series 2 Preferred Share registered as holder on the record date for purposes of payment of any dividend declared payable in respect of such share shall be entitled to the said dividend even if the share is converted into a Series 3 Preferred Share after the record date and prior to the date of payment of the said dividend or on such date.

The issuance of Series 3 Preferred Share certificates at the time of the conversion of Series 2 Preferred Shares shall be made at no cost to holders converting their Series 2 Preferred Shares as regards any fees applicable to the issuance of the said certificates or the Series 3 Preferred Shares represented thereby. However, the holder converting such shares or the assignee thereof shall be required to pay all taxes, whether governmental or otherwise, likely to be imposed upon him with respect to the transaction, and the Corporation shall be entitled to demand that such taxes be paid or that proof of payment be presented.

3(A).7.4          Status of Converted Series 2 Preferred Shares

None of the Series 2 Preferred Shares which have been converted into Series 3 Preferred Shares on a given Conversion Date shall be cancelled; these shares shall once again become authorized but unissued Series 2 Preferred Shares of the Corporation as at the Close of Business on the Conversion Date.

3(A).7.5          Notice of the Annual Dividend Rate Applicable to Series 3 Preferred Shares

Within three days following the determination of the Annual Dividend Rate (as defined in subsection 3(B).1 hereof), the Corporation shall notify holders of Series 2 Preferred Shares thereof by publishing same once in the national edition of the English daily The Globe & Mail and once in the city of Montreal in a widely circulated French daily newspaper and a widely circulated English daily newspaper; however, if any of the daily newspapers in question is no longer widely circulated at the time of publication, the notice shall be published in an equivalent publication.

3(A).8     Restrictions Regarding Dividends and the Retirement of Shares

The Corporation will not, without the approval of the holders of outstanding Series 2 Preferred Shares:

3(A).8.1          pay or set apart for payment any dividends (other than stock dividends payable in any shares of the Corporation ranking junior to the Series 2 Preferred Shares) on any shares of the Corporation ranking junior to the Series 2 Preferred Shares;

3(A).8.2          call for redemption, redeem, purchase or otherwise retire for value or make any capital distribution on or in respect of any shares of the Corporation ranking junior to the Series 2 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 2 Preferred Shares);

3(A).8.3          call for redemption, redeem, purchase or otherwise retire for value less than all the Series 2 Preferred Shares then outstanding; or

3(A).8.4          call for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any retraction privilege or mandatory redemption obligation attaching thereto) any other shares of the Corporation ranking on a parity with the Series 2 Preferred Shares, provided that, for greater certainty, the covenant in this paragraph 3(A).8.4 shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series 2 Preferred Shares;

unless, in each such case, all cumulative preferential dividends accrued on outstanding Series 2 Preferred Shares up to and including the dividend payable on the last preceding Dividend Payment Date shall have been declared and paid or set aside for payment.

The approval of holders of Series 2 Preferred Shares required pursuant to the present subsection 3(A).8 may be given in accordance with the third paragraph of subsection 3(A).9 and subsection 3(A).12. Notwithstanding the provisions of subsection 3(A).12 hereof, any approval required pursuant to the present subsection 3 (A).8 shall be given only by means of a favourable vote of holders of a majority of the series 2 Preferred Shares in attendance or represented at a meeting or adjourned meeting of holders of Series 2 Preferred Shares duly called-for such purpose and at which a quorum is present.

3(A).9                     Voting Rights

Unless otherwise provided for at law, holders of Series 2 Preferred Shares shall not be entitled to vote at meetings of shareholders of the Corporation, nor shall they be entitled to receive notices of such meetings or to attend same, except as provided for in the following paragraph.

If the Corporation fails to pay the full amount of eight quarterly dividends or 24 monthly dividends, as the case may be, in respect of the Series 2 Preferred Shares (and, for such purposes, the failure to pay a quarterly dividend shall be deemed to be a failure to pay three monthly dividends), whether or not such failures are consecutive, holders of Series 2 Preferred Shares Shall be entitled to receive notice of every meeting of shareholders of the Corporation (other than a separate meeting reserved only for holders of any other class or series of shares) which is held more than 60 days after the date of the first failure to pay and they shall be entitled to vote thereat, together with the holders of Multiple Voting Shares and Subordinate Voting Shares and the holders of shares of any other class or series of shares entitled to vote thereat, on the basis of one vote per Series 2 Preferred Share held, such rights to exist until all arrears of dividends on the Series 2 Preferred Shares, shall have been paid, at which time the said rights shall terminate and shall be revived only if the Corporation is once again in default pursuant to the provisions of the present subsection 3(A).9.

Each Series 2 Preferred Share shall confer one vote upon its holder with respect to any measures to be taken by the Corporation which require the approval of holders of Series 2 Preferred Shares voting as a series.

3(A).10                   Issuance of Additional Preferred Shares

The Corporation shall be entitled to issue additional series of preferred shares of an Equal Rank with the Series 2 Preferred Shares or of a Lower Rank than the Series 2 Preferred Shares without the approval of holders of Series 2 Preferred Shares.

3(A).11                   Modifications

The provisions attaching to the Series 2 Preferred Shares as a series may be repealed or amended from time to time, provided the approvals then required by the Canada Business Corporations Act or any successor legislation, as amended from time to time, have been given in accordance with the third paragraph of subsection 3(A).9 and subsection 3(A).12.

None of the provisions of the articles of the Corporation relating to Series 2 Preferred Shares as a series shall be amended in any manner whatsoever, unless the provisions relating to Series 3 Preferred Shares as a series, if applicable, are amended at the same time to the extent deemed necessary by the Corporation such that the amendments to the Series 3 Preferred Shares shall be of the same nature and scope as the amendments to the Series 2 Preferred Shares, mutatis mutandis.

If there are no Series 2 Preferred Shares issued or outstanding, the Corporation shall not be entitled to amend or otherwise modify the provisions attaching to the Series 2 Preferred Shares as set forth in the articles of the Corporation, unless the amendment or modification in question is also approved by holders of Series 3 Preferred Shares then outstanding, which approval shall be obtained in accordance with the third paragraph of subsection 3(A).9 and subsection 3(A).12 hereof.

3(A).12                   Approval of Holders of Series 2 Preferred Shares

Every approval of holders of Series 2 Preferred Shares shall be deemed to have been given validly for all purposes if it is given by holders of Series 2 Preferred Shares in accordance with the provisions attaching to preferred shares, as a class, as same are applicable to these presents,  mutatis mutandis.

3(A).13                   Tax Election

The Corporation shall make a tax election, in the manner and within the deadline prescribed by the Income Tax Act (Canada), pursuant to paragraph 191.2(1) of Part VI.1 of the said

Act (or any other successor or replacing provision of similar scope), and it shall take all necessary measures in accordance with the said Act in order to pay or see to the payment of the tax payable pursuant to Part VI.1 of the said Act (or any other successor or replacing provision of similar scope) at a rate such that no holder of Series 2 Preferred Shares that is a Corporation shall be required, pursuant to section 187.2 of Part IV.1 of the said Act (or any other successor or replacing provision of similar scope), to pay tax on the dividends received in respect of the Series 2 Preferred Shares.

3(B)                         Series 3 Preferred Shares

3(B).1                      Definitions

Unless the context otherwise requires it, for purposes hereof:

3(B).1.1           “Series 3 Preferred Shares” shall mean the Series 3 Cumulative Redeemable First Preferred Shares and “Series 2 Preferred Shares” shall mean the Series 2 Cumulative Redeemable First Preferred Shares.

3(B).1.2           “Transfer Agent” shall include all mandataries of a transfer agent.

3(B).1.3           “Dividend Payment Date” shall mean the first day of March, June, September and December.

3(B).1.4           “Higher Rank”, “Equal Rank” or “Lower Rank” and similar expressions, whether used individually or collectively, shall mean the order of priority of the shares of different classes or series as regards the payment of dividends or the distribution of assets in the event of the winding-up, dissolution or abandonment of the business of the Corporation, whether or not voluntary, or in the event of any other repayment of capital or distribution of the assets of the Corporation among its shareholders for purposes of winding up its affairs.

3(B).1.5           “Accrued and Unpaid Dividends” shall mean the total of (i) all unpaid dividends on the Series 3 Preferred Shares for any quarters and (ii) the amount calculated as if the dividends on each Series 3 Preferred Share had accrued on a daily basis as of the last Dividend Payment Date, inclusively, until the date on which the calculation of accrued dividends is to be made, exclusively.

3(B).1.6           “Close of Business” shall mean, for purposes of depositing any Series 3 Preferred Share for purposes of redemption or conversion, the standard closing time of the office of the Transfer Agent for the Series.3 Preferred Shares where the shareholder in question may deposit and does deposit the said share.

3(B).1.7           “Fixed Dividend Rate Period” shall mean, for the initial Fixed Dividend Rate Period, the period commencing on December 1, 2002 and ending on November 30, 2007, and for each succeeding Fixed Dividend Rate Period, it shall mean the period beginning on the day following the end of the preceding Fixed Dividend Rate Period and ending on and including November 30 in the fifth year immediately thereafter.

3(B).1.8           “Government of Canada Bond Yield” shall mean, on a given date, the average of the yields designated by two registered Canadian investment dealers, chosen by the Board of Directors of the Corporation, as being the yield to maturity on such date, compounded every six months and calculated in accordance with generally accepted financial principles, which a non-callable Government of Canada Bond which may not be pre-paid would have if it were issued in Canada in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

3(B).1.9           “Annual Dividend Rate” shall mean, for any Fixed Dividend Rate Period, the rate of interest expressed as a percentage per annum (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) which is equal to the Government of Canada Bond Yield multiplied by the Selected Percentage Rate for such Fixed Dividend Rate Period.

3(B).1.10         “Selected Percentage Rate” for a Fixed Dividend Rate Period means the rate expressed as a percentage of the Government of Canada Bond Yield determined by the Board of Directors of the Corporation to be applicable for such Fixed Dividend Rate Period as set forth in the notice to the holders of the Series 3 Preferred Shares, given in accordance with the terms and conditions attaching to the Series 3 Preferred Shares, which rate shall be not less than 80% of the Government of Canada Bond Yeld.

3(B).2                      Interpretation

3(B).2.1           Subject to paragraph 3(B).2.2 hereof, every notice, cheque or other communication from the Corporation provided for in these presents shall be validly given if it is delivered or sent by prepaid ordinary mail to holders of Series 3 Preferred Shares at their respective addresses as set forth in the register or registers of the Series 3 Preferred Shares of the Corporation or, failing such registration, to the Corporation’s last known address for any such holder. As regards joint holders, every notice, cheque or other communication from the Corporation provided for in these presents shall be validly given if it is mailed as stipulated in the preceding sentence to the address of the joint holder whose name appears first on the register or registers of the Series 3 Preferred Shares as a joint holder of the said shares.  The involuntary or accidental omission to send a notice or other communication to one or more holders of Series 3 Preferred Shares shall not affect the validity of notices or other communications validly given nor shall it affect measures taken as a result of such a notice; however, as soon as such an omission is discovered, the notice or other communication, as the case may be, shall be sent immediately to the holder(s) in question.

3(B).2.2            If there is an interruption or threatened interruption of the postal service in any territory in which, according to the addresses recorded in the register or registers of the Series 3 Preferred Shares of the Corporation, holders of Series 3 Preferred Shares reside, the Corporation may (without being obliged) give the said notice to the holders residing in such territory by publishing it once, two weeks in a row, in a widely circulated daily newspaper published or distributed in the capital of such territory or, if the Corporation keeps a register of transfers of the Series 3 Preferred Shares in the said territory, in the city in this territory in which the register of transfers is kept. Every notice given by means of publication shall be deemed to have been given validly for all purposes.

3(B).2.3            Every notice sent by mail shall be deemed to have been given on the day it is mailed, unless, on the day it is mailed or on the following day there is an interruption of the postal service in the territory in which or to which the notice was mailed. Every notice given by means of publication shall be deemed to have been given on the day of the first publication in the city in which it is published.

3(B).2.4            If the day on which dividends are payable on the Series 3 Preferred Shares or on which any other measures are to be taken or should have been taken. pursuant to these presents is not a business day, the dividends shall be paid or the other measures shall be taken, as the case may be, on the following business day; “business day” shall mean any day other than a Saturday, a Sunday or a legal holiday in the place where the Corporation has its head office at the time in question.

3(B).2.5            All amounts set forth in these presents are expressed in Canadian dollars.

3(B).2.6            Notwithstanding any provision to the contrary set forth in these presents, the payment of any sum of money may be made by electronic transfer or by any other means which the Board of Directors may approve, instead of being made by cheque. In such an event, the payment of sums of money to holders of Series 3 Preferred Shares shall deemed to constitute payment and shall release the Corporation from all its obligations with respect to the payment of such sums, up to the amount represented thereby, unless the payment is not honoured by the Corporation.

3(B).3                      Right to Dividends and Calculation of the Annual Dividend Rate

To the extent it is declared by the Board of Directors, holders of Series 3 Preferred Shares shall be entitled to receive a fixed cumulative preferred cash dividend drawn from the funds of the Corporation which may be allocated for the payment of dividends, which dividend shall be equal to an annual amount determined by multiplying the Annual Dividend Rate by $25.00 and shall be payable quarterly, provided it is declared by the Board of Directors, on each Dividend Payment Date.

Cheques issued by the Corporation, representing the amount of such dividends, which cheques shall be drawn on a Canadian chartered bank and shall be negotiable at par at any branch of such bank within Canada, shall be issued to holders of Series 3 Preferred Shares entitled thereto. The mailing of such cheques to registered holders of Series 3 Preferred Shares shall be deemed to constitute payment of such dividends and shall release the Corporation from all its obligations with respect to the payment of such dividends, up to the amount of the cheques (and of any taxes which must be and are deducted or withheld on such cheques), unless the cheques are not honoured at the time they are presented for payment. If, on a given Dividend Payment Date, the dividends which are payable on that date are not paid in full on all the then outstanding Series 3 Preferred Shares, the said dividends or the unpaid amount thereof shall be paid on one or more subsequent dates to be set by the Board of Directors and on which the Corporation has the necessary funds which may validly be allocated for the payment of dividends. Holders of Series 3 Preferred Shares shall not be entitled to any dividends other than the cash dividend provided for in these presents, nor shall they be entitled to any dividends in excess thereof. Any dividends represented by a cheque which has not been duly presented for payment within six years following its issuance or which have not otherwise been claimed during the six years following the date on which they were declared payable or allocated for purposes of payment shall vest in the Corporation.

On the 21st day preceding the first day of each Fixed Dividend Rate Period, the Corporation shall calculate the Annual Dividend Rate for that Fixed Dividend Rate Period, which calculation shall be effected on the basis of the Selected Percentage Rate and the Government of Canada Bond Yield in effect at 10:00 a.m. (Montreal time) on the said 21st day preceding the first day of each Fixed Dividend Rate Period, and (i) on the following business day, it shall give notice thereof to all securities exchanges in Canada on which the Series 3 Preferred Shares are listed for trading; if the Series 3 Preferred Shares are not listed for trading on any securities exchange in Canada, the Corporation shall notify the Investment Dealers Association of Canada, and (ii) within the following three business days, except as regards the initial Fixed Dividend Rate Period, it shall give notice thereof to holders of Series 3 Preferred Shares by publishing the Annual Dividend Rate once in the national edition of the English daily The Globe & Mail and once in the city of Montreal in a widely circulated French daily newspaper and a widely circulated English daily newspaper, it being understood that if these daily newspapers are no longer widely circulated at that time, the notice shall be published in an equivalent publication.

3(B).4                      Rights on Liquidation

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Series 3 Preferred Shares will be entitled to receive $25.00 per Series 3 Preferred Share together with the amount equal to all accrued and unpaid dividends thereon, whether or not declared, calculated to but excluding the date of payment or distribution, before any payment or distribution is made to holders of Multiple Voting Shares and Subordinate Voting Shares or any other shares of the Corporation ranking junior to the Series 3 Preferred Shares. Upon payment of such amounts, the holders of the Series 3 Preferred Shares will not be entitled to share in any further distribution of assets of the Corporation.

3(B).5                      Redemption of Shares at the Option of the Corporation

The Corporation shall not be entitled to redeem Series 3 Preferred Shares prior to December 1, 2007. Subject to applicable laws and to subsection 3(B).8 hereof, after having given notice in the manner set forth hereinafter, the Corporation shall be entitled, on December 1, 2007 and on December 1st of every fifth year thereafter, to redeem not less than all of the outstanding Series 3 Preferred Shares in consideration for payment of the amount of $25.00 for each share so redeemed, which consideration shall be increased by the amount of Accrued and Unpaid Dividends on such shares up to, but not including, the date established for the redemption, whether or not such dividends have been declared, and such increased consideration shall constitute the redemption price.

No less than 45 days and no more than 60 days prior to the contemplated redemption date, the Corporation shall give a written notice of its intention to redeem the Series 3 Preferred Shares to each person who, on the date of sending of the said notice, is a holder of the shares to be redeemed. The notice shall set forth the redemption price and the date established for the redemption; on or after the redemption date, upon presentation and remittance of the certificate or certificates representing the Series 3 Preferred Shares at any place or places in Canada mentioned in the notice, the Corporation shall pay or see to the payment of the redemption price to holders of Series 3 Preferred Shares to be redeemed (less any taxes which must be deducted or withheld in respect of the redemption price). Payment shall be made by cheque negotiable at par at any branch of the Corporation’s banks located within Canada. As of the date mentioned in the notice, holders of Series 3 Preferred Shares called for purposes of redemption shall not be entitled to any further dividends on such shares nor shall they be entitled to exercise any rights as shareholders with respect to such shares, unless the Corporation fails to pay the redemption price, in which case the holders’s rights shall remain unchanged. At any time after the aforementioned redemption notice has been given, the Corporation shall be entitled to deposit the amount of the redemption price of all or part of the Series 3 Preferred Shares called for purposes of redemption in one or more chartered banks or trust companies within Canada who shall have been named in the redemption notice. Such deposits shall be made in one or more special trust accounts for the benefit of holders of shares to be redeemed, and the amounts shall be paid to them by such banks or trust companies upon remittance of the certificate or certificates; once these deposits have been made, the shares shall be deemed to have been redeemed on the date set forth in the redemption notice. After the Corporation has effected a deposit in the aforementioned manner with respect to any of the shares, as of the redemption date holders of such shares shall not have any futher rights as shareholders with respect to such shares and their rights shall be limited to the collection of the portion of the deposited amounts applicable to such shares, without interest (less any taxes which must be deducted or withheld in respect of said amount); any accrued interest on such deposits shall belong to the Corporation.

3(B).6                      Purchase for Purposes of Cancellation

Subject to the provisions of subsection 3(B).8 hereof, the Corporation shall at all times be entitled to purchase, for purposes of cancellation, all or part of the Series 3 Preferred Shares outstanding from time to time, such purchase to be made on the open market through the intermediary of a securities dealer or any member firm of a recognized Exchange or by private agreement or otherwise, at the lowest price at which, in the opinion of the Board of Directors of the Corporation, these shares may be obtained, plus an amount equal to all Accrued and Unpaid Dividends thereon and the purchase costs.

3(B).7                      Conversion of Series 3 Preferred Shares

3(B).7.1            Conversion at the Option of the Holder

Subject to the provisions and conditions hereof, on December 1, 2007 and on December lst of every fifth year thereafter (a “Conversion Date”), holders of Series 3 Preferred Shares shall have the option to convert all or part of the Series 3 Preferred Shares registered in their name into Series 2 Preferred Shares of the Corporation on the basis of one Series 2 Preferred Share for each Series 3 Preferred Share. The Corporation shall give a written notice to holders of Series 3 Preferred Shares which are then outstanding setting forth the Selected Percentage Rate which has been determined by the Board of Directors and which shall be applicable during the subsequent Fixed Dividend Rate Period as well as the conversion right provided for herein. The said notice shall indicate the Conversion Date and shall be given at least 45 days and no more than 60 days prior to the applicable Conversion Date.

If, as provided for in subsection 3(B).5 hereof, the Corporation notifies holders of Series 3 Preferred Shares of the redemption of all the Series 3 Preferred Shares, it shall not be required to notify them, as provided for in the present subsection 3(B).7.1, of the Selected Percentage Rate nor of their right of conversion; moreover, the rights of each holder of Series 3 Preferred Shares to covert such shares, as set forth in these presents, shall terminate.

If, after the Close of Business on the 14th day preceding a Conversion Date, the Corporation determines that there would be less than 1,000,000 Series 2 Preferred Shares outstanding on the Conversion Date, taking into account all Series 3 Preferred Shares deposited for purposes of conversion into Series 2 Preferred Shares and, if applicable, all Series 2 Preferred Shares deposited for purposes of conversion into Series 3 Preferred Shares, holders of Series 3 Preferred Shares shall not be entitled to convert their shares into Series 2 Preferred Shares. No later than seven days prior to a given Conversion Date, the Corporation shall give written notice of such a situation to the holders of Series 3 Preferred Shares affected by this situation and, prior to the said Conversion Date, it shall, at its own expense, issue and send to holders of Series 3 Preferred Shares having deposited one or more certificates representing Series 3 Preferred Shares for purposes of conversion, new certificates representing the Series 3 Preferred Shares represented by one or more certificates deposited as mentioned hereinabove, or, prior to the said Conversion Date, it shall, at its own expense, return to such holders the said certificates deposited for purposes of conversion and representing Series 3 Preferred Shares.

3(B).7.2            Automatic Conversion

If, after the Close of Business on the 14th day preceding a Conversion Date, the Corporation determines that there would be less than 1,000,000 Series 3 Preferred Shares outstanding on the Conversion Date, taking into account all Series 3 Preferred Shares deposited for purposes of conversion into Series 2 Preferred Shares and, if applicable, all Series 2 Preferred Shares deposited for purposes of conversion into Series 3 Preferred Shares, all but not less than all of the remaining outstanding Series 3 Preferred Shares shall be converted automatically into Series 2 Preferred Shares on the basis of one Series 2 Preferred Share for each Series 3 Preferred Share, the whole as of the Close of Business on the applicable Conversion Date; in such a case, the Corporation shall give a written notice to that effect to holders of such remaining Series 3 Preferred Shares no later than seven days prior to the Conversion Date.

3(B).7.3            Exercise of the Conversion Privilege

The conversion of Series 3 Preferred Shares may be effected by remitting the certificate or certificates representing the said shares, no earlier than 45 days prior to a given conversion Date and no later than the Close of Business on the 14th day preceding the said Conversion Date, during regular business hours at any office of a Transfer Agent of the Corporation where the Series 3 Preferred Shares may be transferred; such share certificates shall be remitted together with the following: (i) payment or a receipt evidencing the payment of all taxes (if any) payable as provided for in the present paragraph 3(B).7.3; and (ii) a remittance instrument deemed acceptable by the Corporation and duly signed by the holder or his attorney duly authorized in writing, which instrument may set forth the holder’s wish to only convert part of the Series 3 Preferred Shares represented by such certificate or certificates, which shares have not yet been called for purposes of redemption, in which event the Corporation shall issue and mail to the said holder, at the Corporation’s own expense, a new certificate representing the Series 3 Preferred Shares represented by such certificate or certificates and which have not been converted.

If the Corporation is required to convert all of the remaining outstanding Series 3 Preferred Shares into Series 2 Preferred Shares on the applicable Conversion Date, as provided for in subsection 3(B).7.2, the Series 3 Preferred Shares which holders had not chosen to convert shall be converted into Series 2 Preferred Shares on the said Conversion Date, and holders of such shares shall be deemed to be holders of Series 2 Preferred Shares as of the Close of Business on the Conversion Date and, after they shall have remitted, during regular business hours at any office of a Transfer Agent of the Corporation where the Series 2 Preferred Shares may be transferred, the certificate or certificates representing Series 3 Preferred Shares not previously remitted for purposes of conversion, they shall be entitled to receive one or more certificates representing the same number of Series 2 Preferred Shares in the manner and according to the provisions set forth in the present subsection 3(B).7.3.

As soon as possible after a given Conversion Date, the Corporation shall issue and.mail to a holder of Series 3 Preferred Shares which have been so remitted, or in accordance with the holder’s written instructions, one or more certificates issued in his name or in the name of the person or persons designated by him, such certificate or certificates to be issued for the number of fully paid and non assessable Series 2 Preferred Shares and remaining Series 3 Preferred Shares, if any, to which the holder is entitled. Such conversion shall be deemed to have been made at the Close of Business on the Conversion Date, such that the rights of the holder of such Series 3 Preferred Shares, in his capacity as holder thereof, shall cease as of that moment and the person or persons entitled to received the Series 2 Preferred Shares as a result of the conversion shall be considered, for all purposes, as the registered holder or holders of the said Series 2 Preferred Shares at that moment.

The holder of any Series 3 Preferred Share registered as holder on the record date for purposes of payment of any dividend declared payable in respect of such share shall be entitled to the said dividend even if the share is converted into a Series 2 Preferred Share after the record date and prior to the date of payment of the said dividend or on such date.

The issuance of Series 2 Preferred Share certificates at the time of the conversion of Series 3 Preferred Shares shall be made at no cost to holders converting their Series 3 Preferred Shares as regards any fees applicable to the issuance of the said certificates or the Series 2 Preferred Shares represented thereby. However, the holder converting such shares or the assignee thereof shall be required to pay all taxes, whether governmental or otherwise, likely to be imposed upon him with respect to the transaction, and the Corporation shall be entitled to demand that such taxes be paid or that proof of payment be presented.

3(B)7.4             Status of Converted Series 3 Preferred Shares

None of the Series 3 Preferred Shares which have been converted into Series 2 Preferred Shares on a given Conversion Date shall be cancelled; these shares shall once again become authorized but unissued Series 3 Preferred Shares of the Corporation as at the Close of Business on the Conversion Date.

3(B).8                      Restrictions Regarding Dividends and the Retirement of Shares

The Corporation will not, without the approval of the holders of outstanding Series 3 Preferred Shares:

3(B).8.1            pay or set apart for payment any dividends (other than stock dividends payable in any shares of the Corporation ranking junior to the Series 3 Preferred Shares) on any shares of the Corporation ranking junior to the Series 3 Preferred Shares;

3(B).8.2            call for redemption, redeem, purchase or otherwise retire for value or make any capital distribution on or in respect of any shares of the Corporation ranking junior to the Series 3 Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 3 Preferred Shares);

3(B).8.3            call for redemption, redeem, purchase or otherwise retire for value less than all the Series 3 Preferred Shares then outstanding; or

3(B).8.4            call for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any retraction privilege or mandatory redemption obligation attaching thereto) any other shares of the Corporation ranking on a parity with the Series 3 Preferred Shares, provided that, for greater certainty, the covenant in this paragraph 3(B).8.4 shall not limit or affect any such action in respect of any class of shares ranking in priority to the Series 3 Preferred Shares;

unless, in each such case, all cumulative preferential dividends accrued on outstanding Series 3 Preferred Shares up to and including the dividend payable on the last preceding Dividend Payment Date shall have been declared and paid or set aside for payment.

The approval of holders of Series 3 Preferred Shares required pursuant to the present subsection 3(B).8 may be given in accordance with the third paragraph of subsection 3(B).9 and subsection 3(B).12. Notwithstanding the provisions of subsection 3(B).12 hereof, any approval required pursuant to the present subsection 3(B).8 shall be given only by means of a favourable vote of holders of a majority of the Series 3 Preferred Shares in attendance or represented at a meeting or adjourned meeting of holders of Series 3 Preferred Shares duly called for such purpose and at which a quorum is present.

3(B).9                      Voting Rights

Unless otherwise provided for at law, holders of Series 3 Preferred Shares shall not be entitled to vote at meetings of shareholders of the Corporation, nor shall they be entitled to receive notices of such meetings or to attend same, except as provided for in the following paragraph.

If the Corporation fails to pay the full amount of eight quarterly dividends in respect of the Series 3 Preferred Shares, whether or not such failures are consecutive, holders of Series 3 Preferred Shares shall be entitled to receive notice of every meeting of shareholders of the Corporation (other than a separate meeting reserved only for holders of any other class or series of shares) which is held more than 60 days after the date of the first failure to pay and they shall be entitled to vote thereat, together with the holders of Multiple Voting Shares and Subordinate Voting Shares and the holders of shares of any other class or series of shares entitled to vote thereat, on the basis of one vote per Series 3 Preferred Share held, such rights to exist until all arrears of dividends on the Series 3 Preferred Shares shall have been paid, at which time the said rights shall terminate and shall be revived only if the Corporation is once again in default pursuant to the provisions of the present subsection 3(B).9.

Each Series 3 Preferred Share shall confer one (1) vote upon its holder with respect to any measures to be taken by the Corporation which require the approval of holders of Series 3 Preferred Shares voting as a series.

3(B).10                    Issuance of Additional Preferred Shares

The Corporation shall be entitled to issue additional series of preferred shares of an Equal Rank with the Series 3 Preferred Shares or of a Lower Rank than the Series 3 Preferred Shares without the approval of holders of Series 3 Preferred Shares.

3(B).11                    Modifications

The provisions attaching to the Series 3 Preferred Shares as a series may be repealed or amended from time to time, provided the approvals then required by the Canada Business Corporations Act or any successor legislation, as amended from time to time, have been given in accordance with the third paragraph of subsection 3(B).9 and subsection 3(B).12 hereof.

None of the provisions of the articles of the Corporation relating to Series 3 Preferred Shares as a series shall be amended in any manner whatsoever, unless the provisions relating to Series 2 Preferred Shares as a series, if applicable, are amended at the same time to the extent deemed necessary by the Corporation such that the amendments to the Series 2 Preferred Shares shall be of the same nature and scope as the amendments to the Series 3 Preferred Shares, mutatis mutandis.

If there are no Series 3 Preferred Shares issued or outstanding, the Corporation shall not be entitled to amend or otherwise modify the provisions attaching to the Series 3 Preferred Shares as set forth in the articles of the Corporation, unless the amendment or modification in question is also approved by holders of Series 2 Preferred Shares then outstanding, which approval shall be obtained in accordance with the third paragraph of subsection 3(B).9 and subsection 3(B).12 hereof.

3(B).12                    Approval of Holders of Series 3 Preferred Shares

Every approval of holders of Series 3 Preferred Shares shall be deemed to have been given validly for all purposes if it is given by holders of Series 3 Preferred Shares in accordance with the provisions attaching to preferred shares, as a class, as same are applicable to these presents, mutatis mutandis.

3(B).13                    Tax Election

The Corporation shall make a tax election, in the manner and within the deadline prescribed by the Income Tax Act (Canada), pursuant to paragraph 191.2(1) of Part VI.1 of the said Act (or any other successor or replacing provision of similar scope), and it shall take all necessary measures in accordance with the said Act in order to pay or see to the payment of the tax payable pursuant to Part VI.1 of the said Act (or any other successor or replacing provision of similar scope) at a rate such that no holder of Series 3 Preferred Shares that is a Corporation shall be required, pursuant to section 187.2 of Part IV.1 of the said Act (or any other successor or replacing provision of similar scope), to pay tax on the dividends received in respect of the Series 3 Preferred Shares.

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de Modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Quebecor World Inc.			256168-9

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

April 25, 2000 / le 25 avril 2000

	Director - Directeur		Date of Amendment - Date de modification

Industry Canada	Industrie Canada

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 - Name of corporation - Dénomination de la société	2 - Corporation No. - No de la société

IMPRIMERIES QUEBECOR INC.–	256168-9
QUEBECOR PRINTING INC.

3 - The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante:

The name of the Corporation is hereby changed to	La dénomination sociale de la société est par les présentes changée à

Quebecor World Inc.

Date	Signature	Title - Titre
Le 25 avri1 2000 April 25, 2000		Secrétaire adjoint Assistant Secretary
FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT Filed - Déposée APR 25 2000

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Quebecor World Inc.			256168-9

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation-were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions,tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☐	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

February 21, 2001 / le 21 février 2001

	Director - Directeur			Date of Amendment - Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 - Name of corporation - Dénomination de la société	2 - Corporation No. - No de la société

QUEBECOR WORLD INC.	256168-9

3 - The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifies de la facon suivante:

(a)          to divide the authorized class of First Preferred Shares issuable in series into a fourth series of preferred shares, namely the 6.75% Cumulative Redeemable First Preferred Shares, Series 4; and

(b)         to add the rights, privileges, restrictions and conditions attaching to the 6.75% Cumulative Redeemable First Preferred Shares, Series 4, in addition to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares of the Corporation as a class, as set out in the annexed Schedule A which is incorporated in this form.

Date	Signature	Title - Titre
February 21, 2000		Vice-Président
FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT Filed - Déposée

SCHEDULE A

6.75% CUMULATIVE REDEEMABLE FIRST
PREFERRED SHARES, SERIES 4

The 6.75% Cumulative Redeemable First Preferred Shares, Series 4 (the “Series 4 Preferred Shares”), in addition to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                                       Issue Price

The consideration for the issue of each of the Series 4 Preferred Shares shall be $25.00

2.                                       Dividends

2.1                                 Payment of Dividends

The holders of the Series 4 Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and where declared by the Board of Directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of $1.6875 per share per annum. Such dividends shall accrue from February 28, 2001, or if the Series 4 Preferred Shares are not issued on such date, such dividends shall accrue from any earlier or later date on which the Series 4 Preferred Shares are issued. Such dividends shall be payable by quarterly instalments of $0.4219 per share on the first day of March, June, September and December in each year (the “Dividend Payment Dates”), except that the first Dividend Payment Date shall be June 1, 2001 and the dividend payable on such date, if declared, shall be $0.4265 per share or, if the Series 4 Preferred Shares are issued before or after February 28, such other amount per share as the Corporation shall determine to be payable calculated in a manner consistent with subsection 2.2 hereof.

2.2                                 Dividend for less that a Full Quarter

Except as otherwise provided in subsection 2.1 hereof, the amount of any accrued and unpaid dividend for any period (a “Partial Period”) which is less than a full quarterly period on any Series 4 Preferred Shares:

(i)                                     which is redeemed by the Corporation, or

(ii)                                  which is converted into Subordinate Voting Shares at the option of the Corporation as provided in Section 4 hereof or at the option of the Holder as provided in Section 5 hereof, or

(iii)                               in respect of which a return of capital is made pursuant to Section 10 hereof,

shall be determined in accordance with the following formula:

	PD =	0.4219 —	x [1.6875]
365

Where:	PD is the amount of the accrued and unpaid dividend payable per Series 4 Preferred Shares; and

x is the number of days from and including the last day of the Partial Period to but excluding the next Dividend Payment Dates.

2.3                                 Method of Payment

Cheques payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of dividends of the Series 4 Preferred Shares (less any tax required to be deducted or withheld by the Corporation). The mailing of such cheques on the Dividend Payment Dates, to the registered holder entitled thereof, shall satisfy the dividend represented thereby unless the cheque is not paid on presentation. No shareholder shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period for six years from the date on which it was payable, and such dividend shall, unless applicable law provides otherwise, be forfeited to the Corporation.

2.4                                 Cumulative Payment of Dividends

If on any Dividend Payment Date, the dividend accrued to such date is not paid in full on all the Series 4 Preferred Shares then outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys properly applicable to the payment thereof. The holders of the Series 4 Preferred Shares shall not be entitled to any dividends other than or in excess of the fixed cumulative preferential cash dividends provided for herein.

3.                                       Redemption

3.1                                 Restriction on Redemption

The Corporation may not redeem the Series 4 Preferred Shares prior to March 15, 2006. Subject to Section 9 hereof and to the provisions of any shares ranking prior to or pari passu with the Series 4 Preferred Shares, on and after March 15, 2006, the Corporation may redeem at any time the whole, or from time to time, any part of the then outstanding Series 4 Preferred Shares on payment in cash for each share to be redeemed of $25.00 together with an amount equal to all accrued and unpaid dividends thereon up to but excluding the date of redemption.

2

3.2                                 Redemption Procedure

In any case of redemption of Series 4 Preferred Shares, the Corporation shall, at least 30 days before the date specified for redemption, mail to each person who, at the date of mailing is a registered holder of Series 4 Preferred Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Series 4 Preferred Shares (a “Redemption Notice”). The Redemption Notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears in the records of the Corporation or in the event of the address of any such shareholder not so appearing then at the last known address of such shareholder, provided however that accidental failure or omission to give a Redemption Notice to one or more of such shareholders shall not affect the validity of such redemption. In the case of joint holders of Series 4 Preferred Shares, the Redemption Notice may be mailed to any one of such joint holders. The Redemption Notice shall set out the redemption price and the date on which redemption is to take place; and, if part only of the Series 4 Preferred Shares held by the person to whom the Redemption Notice is addressed is to be redeemed, the number thereof so to be redeemed.

On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series 4 Preferred Shares to be redeemed the amount payable on redemption of such Series 4 Preferred Shares on presentation and surrender at the registered office of the Corporation or any other place designated in the Redemption Notice of certificates representing such Series 4 Preferred Shares. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada. From and after the date specified for redemption in the Redemption Notice, the Series 4 Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless the amount payable on redemption of such Series 4 Preferred. Shares is not paid upon presentation and surrender of certificates for such Series 4 Preferred Shares in accordance herewith, in which case the rights of the holders shall remain unaffected. For the purposes of these provisions, the date of redemption of Series 4 Preferred Shares called for redemption shall be deemed to be the date-specified for redemption in the Redemption Notice relating to such Series 4 Preferred Shares, unless the amount payable on redemption of such Series 4 Preferred Shares is not paid upon presentation and surrender of the certificates representing such Series 4 Preferred Shares, in which event the date of redemption shall be the date on which payment is provided for.

The Corporation shall have the right at any time after the mailing of a Redemption Notice relating to any Series 4 Preferred Shares to deposit the amount payable on redemption of the Series 4 Preferred Shares so called for redemption, or of such of the Series 4 Preferred Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special trust account in any chartered bank or trust company in Canada named in such Redemption Notice or in a subsequent notice to the registered holders of the Series 4 Preferred Shares in respect of which such deposit is made, to be paid without interest to or to the order of the respective holders of such Series 4 Preferred Shares, upon presentation and surrender to such bank or trust company of the certificates representing such shares. The rights of the holders of Series 4 Preferred Shares in respect of which such deposit shall

3

have been made shall be limited to receiving without interest their proportionate part of the total amount so deposited against presentation and surrender of the certificates representing their respective Series 4 Preferred Shares. Any interest earned on any such deposit shall belong to the Corporation.

If part only of the Series 4 Preferred Shares is to be redeemed, the shares to be redeemed will be selected by lot in such manner as the Corporation in its sole discretion may determine, or if the Corporation so determine, may be redeemed pro rata, disregarding fractions, or may be selected in such other equitable manner as the Corporation determines. If part only of the Series 4 Preferred Shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

Redemption moneys (including moneys held on deposit as provided therein) that are represented by a cheque which has not been duly presented for payment within, or that otherwise remain unclaimed for, a period of six years from the date fixed for redemption shall, unless applicable law otherwise provides, be forfeited to the Corporation.

4.                                       Conversion into Subordinate Voting Shares at the Option of the Corporation

4.1                                 Right of Conversion

The Series 4 Preferred Shares will not be convertible at the option of the Corporation prior to March 15, 2006. On or after March 15, 2006 the Corporation may, subject to the approval of The Toronto Stock Exchange and such other stock exchanges on which such shares are then listed, at any time convert all, or from time to time any part, of the outstanding Series 4 Preferred Shares into fully paid and non-assessable Subordinate Voting Shares of the Corporation. The number of Subordinate Voting Shares into which each such Series 4 Preferred Shares may be so converted shall be determined by dividing $25.00 together with all accrued and unpaid dividends on such Series 4 Preferred Shares to but excluding the date of conversion by the greater of $2.00 and 95% of the weighted average trading price of such Subordinate Voting Shares on The Toronto Stock Exchange for the period of 20 trading days (the “Trading Period”) which ends on the fourth day prior to the date fixed for conversion or, if that fourth day is not a trading day, on the immediately preceding trading day (the “Current Market Price”). In the event of:

(a)                                  subdivisions, consolidations or reclassifications of Subordinate Voting Shares;

(b)                                 distributions to all or substantially all the holders of Subordinate Voting Shares of:

(i)                                     shares (other than shares distributed in lieu of dividends paid in the ordinary course),

(ii)                                  rights, options or warrants,

(iii)                               evidence of indebtedness, or

(iv)                              assets (other than dividends paid in the ordinary course); or

4

(c)                                  other similar changes in the share capital of the Corporation;

which in the opinion of the Board of Directors of the Corporation have or shall have had an effect on the trading price of Subordinate Voting Shares on any date during the period commencing with the first day of the Trading Period and ending on the date fixed for conversion, the Board of Directors, acting reasonably and in good faith, shall, on or prior to the date fixed for conversion, prescribe adjustments to be made to the number of Subordinate Voting Shares to be issued on the date fixed for conversion in order to make the number of Subordinate Voting Shares to be issued on the date fixed for conversion fully comparable with the number of Subordinate Voting Shares which would otherwise have been issuable had any of the foregoing capital changes not occurred. Fractional Subordinate Voting Shares shall not be issued on any conversion of Series 4 Preferred Shares but in lieu thereof the Corporation shall make payments in an amount per fractional Subordinate Voting Share otherwise issuable equal to the product of the fraction of the Subordinate Voting Share otherwise issuable and the greater of $2.00 and 95% of such Current Market Price, as adjusted, if applicable.

4.2                                 Conversion Procedure

In any case of conversion of Series 4 Preferred Shares pursuant to this Section 4, the Corporation shall, at least 40 days before the date fixed for conversion, mail to each person who at the date of mailing is a registered holder of Series 4 Preferred Shares to be converted a notice in writing of the intention of the Corporation to convert such Series 4 Preferred Shares. Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears in the securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such conversion. Such notice shall set out the date fixed for conversion and, if part only of the Series 4 Preferred Shares held by the person to whom it is addressed is to be converted, the number of such Series 4 Preferred Shares to be converted. If part only of the Series 4 Preferred Shares is at any time to be converted, the Series 4 Preferred Shares to be converted shall be selected by lot in such manner as the Corporation in its sole discretion may determine, or may be selected in such other equitable manner as the Corporation determines. On the date fixed for conversion, the Series 4 Preferred Shares which are the subject of any such notice shall be converted into whole fully paid and non- assessable Subordinate Voting Shares of the Corporation. As promptly as practicable after the date fixed for conversion, the Corporation shall issue and deliver or cause to be delivered to the registered holders as at the date fixed for conversion of Series 4 Preferred Shares so converted a certificate or certificates for the number of Subordinate Voting Shares of the Corporation issued to such holders on presentation and surrender at the office of the transfer agent for the Series 4 Preferred Shares, or any other place designated in such notice, of the certificates for the Series 4 Preferred Shares so converted. If less than all of the Series 4 Preferred Shares represented by a certificate or certificates are to be converted under this Section 4, the Corporation shall issue and deliver or cause to be delivered, at the expense of the Corporation, a new certificate representing the Series 4 Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. Any payment in respect of a fraction of a Subordinate Voting Share shall be made by cheque payable to the registered holder as at the date fixed for conversion

5

of Series 4 Preferred Shares so converted. The Corporation shall deliver or cause to be delivered such cheque with the certificate or certificates for the Subordinate Voting Shares deliverable in accordance with the foregoing. From and after the date fixed for conversion, the Series 4 Preferred Shares called for conversion shall be deemed to be converted and the holders thereof shall cease to be entitled to dividends on such Series 4 Preferred Shares and shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless the issue and delivery of the Subordinate Voting Shares and any payment to which such holders are entitled shall not be duly made by the Corporation in which case the rights of such holders shall remain unaffected.

5.                                       Conversion into Subordinate Voting Shares at the Option of the Holder

5.1                                 Right of Conversion

On or after June 15, 2006, each Series 4 Preferred Share will be convertible at the option of the holder on the fifteenth day of each of March, June, September and December in each year (each such date being herein called a “Conversion Date”) on prior notice (the “Conversion Notice”) given at least 65 days before the applicable Conversion Date into that number of fully paid and non-assessable Subordinate Voting Shares of the Corporation determined by dividing $25.00 together with all accrued and unpaid dividends on such Series 4 Preferred Share to but excluding the Conversion Date by the greater of $2.00 and 95% of the Current Market Price during the Trading Period. In the event of:

(a)                                  subdivisions, consolidations or reclassifications of Subordinate Voting Shares;

(b)                                 distributions to all or substantially all the holders of Subordinate Voting Shares of:

(i)                                     shares (other than shares distributed in lieu of dividends paid in the ordinary course),

(ii)                                  rights, options or warrants,

(iii)                               evidences of indebtedness, or

(iv)                              assets (other than dividends paid in the ordinary course); or

(c)                                  other similar changes in the share capital of the Corporation;

which in the opinion of the Board of Directors of the Corporation have or shall have had an effect on the trading price of Subordinate Voting Shares on any date during the period commencing with the first day of the Trading Period and ending on the Conversion Date, the Board of Directors, acting reasonably and in good faith, shall, on or prior to the Conversion Date, prescribe adjustments to be made to the number of Subordinate Voting Shares to be issued on the Conversion Date in order to make the number of Subordinate Voting Shares to be issued on the Conversion Date fully comparable with the number of Subordinate Voting Shares which would otherwise have been issuable had any of the foregoing capital changes not occurred. Fractional Subordinate Voting Shares shall not be issued on any conversion of Series 4 Preferred Shares but in lieu thereof the Corporation shall make payments in an amount per fractional Subordinate Voting Share otherwise

6

issuable equal to the product of the fraction of the Subordinate Voting Share otherwise issuable and the greater of $2.00 and 95% of such Current Market Price, as adjusted, if applicable.

5.2                                 Corporation’s Right to Redeem or Arrange Sale.

Notwithstanding a holder’s election to convert Series 4 Preferred Shares into Subordinate. Voting Shares in accordance with this Section 5, the Corporation may in respect of those Series 4 Preferred Shares which are the subject of a Conversion Notice (the “Subject Shares”).either (i) redeem on the Conversion Date any or all of the Subject Shares or (ii) cause the holder to sell on the Conversion Date any or all of the Subject Shares to another purchaser or purchasers in the event that a purchaser or purchasers willing to purchase such Series 4 Preferred Shares is or are found. The number of the Subject Shares to be redeemed or sold to other purchasers shall be determined by the Corporation. Any such redemption or purchase shall be made by the payment of an amount of $25.00 per Series 4 Preferred Share, together with all accrued and unpaid dividends on such Series 4 Preferred Share to but excluding the Conversion Date, by cheque payable to such holder. The Subject Shares to be so redeemed or purchased shall not be converted into Subordinate Voting Shares on the Conversion Date and the right of any holder to convert such shares into Subordinate Voting Shares as herein provided shall cease and terminate in that event, provided, however, that should the Corporation fail to pay or make available for payment the redemption price or the purchaser or purchasers fail to pay the purchase price, as the case may be, by the close of business on the Conversion Date, the right of conversion shall thereupon revive in respect of such shares to have been redeemed or purchased and the conversion requested by the holder of the Subject Shares shall be implemented with effect on the Conversion Date as if such shares had not been called for redemption or sold to a purchaser or purchasers.

If the Corporation elects to redeem or cause the holder to sell any of the Subject Shares, the Corporation shall, not later than 40 days before the Conversion Date, give notice to all holders who have given a Conversion Notice stating:

(i)	the number of Subject Shares to be redeemed by the Corporation;

(ii)	the number of Subject Shares to be sold to another purchaser; and

(iii)	the number of Subject Shares to be converted into Subordinate Voting Shares such that all of the Subject Shares shall be redeemed, purchased or converted on the Conversion Date. The proportion of the Subject Shares which are either redeemed, purchased or converted on the Conversion Date shall to the extent practicable be the same for each shareholder delivering a Conversion Notice in respect of that Conversion Date.

5.3                                 Conversion Procedure

A holder of Series 4 Preferred Shares may elect to convert into Subordinate Voting Shares all or part of the Series 4 Preferred Shares held by such holder only by delivery to the transfer agent for the Series 4 Preferred Shares on or before a date not less than 65 days prior to the Conversion Date of the certificate or certificates representing Series 4

7

Preferred Shares to be converted together with a duly completed Conversion Notice in the form set out on the back of the certificate for the Series 4 Preferred Shares to be converted. The Conversion Notice shall be signed by the registered holder of the Series 4 Preferred Shares to be converted, or such holder’s duly authorized attorney, and shall specify the number of Series 4 Preferred Shares which the holder desires to have converted. If less than all the Series 4 Preferred Shares represented by a certificate or certificates accompanying any such election are to be converted, the Corporation shall issue and deliver or cause to be delivered, at the expense of the Corporation, a new certificate representing the Series 4 Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted. As promptly as practicable after the Conversion Date the Corporation shall issue and deliver or cause to be delivered a certificate or certificates for the number of Subordinate Voting Shares resulting from such conversion in the name of and to the registered holder of the Series 4 Preferred Shares so converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in the name of and to such other person or persons as such registered holder may direct in writing satisfactory to the transfer agent in form and execution. Any payment in respect of a fraction of a Subordinate Voting Share shall be made by cheque payable to the registered holder as at the Conversion Date of the Series 4 Preferred Shares so converted. The Corporation shall deliver or cause to be delivered such cheque with the certificate or certificates for the Subordinate Voting Shares deliverable in accordance with the foregoing.

The registered holder of Series 4 Preferred Shares to be converted as provided in this Section 5 (or any person or persons in whose name or names any such registered holder of Series 4 Preferred Shares shall have directed certificates representing Subordinate Voting Shares to be issued as provided in this subsection 5.3) shall be deemed to have become a holder of Subordinate Voting Shares of record on the Conversion Date. From and after the Conversion Date, the Series 4 Preferred Shares in respect of which such conversion rights shall have been exercised and which are to be converted into Subordinate Voting Shares as provided in this Section 5 shall be deemed to be converted and the holders thereof shall cease to be entitled to dividends on such Series 4 Preferred Shares and shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless the issue and delivery of the Subordinate Voting Shares and any payment to which such holders are entitled shall not be duly made by the Corporation in which case the rights of such holders shall remain unaffected.

For the purposes of this Section 5, the Conversion Date applicable to a particular conversion of Series 4 Preferred Shares (or any redemption or arranged sale thereof as herein provided) shall be the first Conversion Date which occurs not less than 65 days after an election has been duly made by the holder of such Series 4 Preferred Shares as provided in this subsection 5.3.

5.4                                 Redemption or Purchase Procedure

The redemption or the arranged sale by the Corporation, as the case may be, of Series 4 Preferred Shares as provided in this Section 5 shall be effected by the transfer agent for the Series 4 Preferred Shares presenting and surrendering to the Corporation the certificate or certificates representing Series 4 Preferred Shares deposited by the holder thereof for conversion.

8

6.                                       Purchase for Cancellation

Subject to Section 8 hereof, the Corporation may at any time or from time to time purchase for cancellation all or any number of Series 4 Preferred Shares at any price by an invitation for tenders to all holders of Series 4 Preferred Shares or through the facilities of any stock exchange on which the Series 4 Preferred Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series 4 Preferred Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series 4 Preferred Shares on any stock exchange on which such shares are listed on the date of purchase, plus the costs of purchase.

At the option of the Corporation, any invitation for tenders may (but need not) specify a price which the Corporation is willing to pay for Series 4 Preferred Shares tendered, or a maximum number of Series 4 Preferred Shares which the Corporation is prepared to purchase, or both.  If upon any invitation for tenders more Series 4 Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept the tenders submitted at the lowest price and then, if necessary, the tenders submitted at the next progressively higher prices until tenders of the number of shares which the Corporation is willing to purchase have been accepted.  If more shares are tendered at any such price than the Corporation is willing to purchase, the shares tendered at that price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 4 Preferred Shares so tendered by each of the holders of the Series 4 Preferred Shares who submitted tenders at that price.

7.                                       Authorized Capital

Any Series 4 Preferred Shares which are redeemed or purchased in accordance herewith shall be cancelled and such Series 4 Preferred Shares and any Series 4 Preferred Shares converted in accordance herewith shall not be reissued by the Corporation.

8.                                       Restrictions on Dividends and Retirement of Shares

So long as any of the Series 4 Preferred Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the prior approval of the holders of the Series 4 Preferred Shares given as specified in Section 11 hereof and such other approvals as may then be prescribed by applicable law:

(i)                                     declare, pay or set apart for payment any dividend on the Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the Series 4 Preferred Shares with respect to priority in the payment of dividends, other than a stock dividend payable in Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the Series 4 Preferred Shares with respect to priority in the payment of dividends; or

(ii)                                  redeem, purchase or otherwise retire or make any capital distribution on or in respect of any Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the

9

Series 4 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 4 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs; or

(iii)                               redeem, purchase or otherwise retire less than all of the Series 4 Preferred Shares then outstanding; or

(iv)                              redeem, purchase or otherwise retire any other shares of the Corporation ranking on a parity with the Series 4 Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, except in connection with the exercise of any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attached to any such shares;

unless all dividends then payable shall have been declared and paid or set apart for payment in respect of the Series 4 Preferred Shares, and all dividends then payable on all other shares of the Corporation then issued and outstanding ranking prior to or on a parity with the Series 4 Preferred Shares in respect of the payment of dividends shall have been declared and paid or set apart for payment.

9.                                       Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for purpose of winding-up its affairs, the holders of the Series 4 Preferred Shares shall be entitled to receive from the assets of the Corporation an amount equal to the aggregate of (a) $25.00 per Series 4 Preferred Share held by them respectively, plus (b) an amount equal to all dividends, if any, accrued and unpaid thereon up to but excluding the date of distribution, the whole before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of the Multiple Voting Shares or Subordinate Voting Shares of the Corporation or to the holders of any other class of shares of the Corporation ranking junior to the Series 4 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.  After payment to the holders of the Series 4 Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

10

10.                                 Modification of Series Provisions

The rights, privileges, restrictions and conditions attaching to the Series 4 Preferred Shares may be deleted, varied, modified, amended or amplified by the Corporation with the approval of the holders of the Series 4 Preferred Shares as provided for in Section 11 hereof.

11.                                 Approval of Holders of Series 4 Preferred Shares

Any approval required to be given hereunder at any time by the holders of the Series 4 Preferred Shares shall be given either in such manner as may then be required by applicable law or, if permitted by applicable law, by an instrument or instruments in writing signed by the holders of not less than two-thirds of the then outstanding Series 4 Preferred Shares or by resolution passed by not less than two-thirds of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series 4 Preferred Shares then outstanding duly called for that purpose.  In the event that such approval is to be given at a meeting of the holders of the Series 4 Preferred Shares, a quorum for the meeting shall consist of the holders, present in person or represented by proxy, of not less than 25% of the Series 4 Preferred Shares outstanding at the time of the meeting; if, however, the holders of 25% of the outstanding Series 4 Preferred Shares are not present in person or represented by proxy at such meeting within one-half hour after the time for which the meeting was called, the meeting shall be adjourned to a subsequent date, and a quorum for the adjourned meeting shall consist of two or more persons holding Series 4 Preferred Shares or representing holders of such shares by proxy. Except as otherwise provided above, the formalities to be observed with respect to the calling and conduct of such meeting or adjourned meeting shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or as otherwise provided by law. On every poll taken at a meeting of holders of Series 4 Preferred Shares, each holder entitled to vote thereat shall be entitled to one vote for each Series 4 Preferred Shares held by such holder.

12.                                 Voting Rights

Except as provided in Section 11, the holders of the Series 4 Preferred Shares will not be entitled as such to receive notice of, or to attend, or to vote at, any meeting of the shareholders of the Corporation unless the Corporation shall have failed to pay eight quarterly dividends on the Series 4 Preferred Shares, whether or not consecutive. In that event and for so long as any of such dividends on such Series 4 Preferred Shares remain in arrears, the holders of the Series 4 Preferred Shares will be entitled to receive notice of, and to attend, all meetings of holders of Subordinate Voting Shares of the Corporation and will be entitled to vote in accordance with the Articles of the Corporation for the First Preferred Shares.

13.                                 Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of Part VI.1 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other necessary action under such Act such that no holder of the Series 4 Preferred Shares will be required

11

to pay tax on dividends received on the Series 4 Preferred Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provisions of similar effect.

12

Industry Canada	Industrie Canada
Certificate of Amendment Canada Business Corporations Act	Certificat de modification Loi canadienne sur les sociétés par actions

Quebecor World Inc.			256168-9

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi, canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☒	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

August 10, 2001 / le 10 août 2001

Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business Corporations Act	Loi canadienne sur les sociétéspar actions	ARTICLES OF AMENDMENT (SECTION 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 - Name of corporation-Dénomination de la société	2 - Corporation No. - No de la société

QUEBECOR WORLD INC.	256168-9

3 - The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

(a)          to divide the authorized class of First Preferred Shares issuable in series into a fifth series of preferred shares, namely the 6.90% Cumulative Redeemable First Preferred Shares, Series 5 (the “Series 5 Preferred Shares”), providing for an unlimited number of Series 5 Preferred Shares; and

(b)         to add the rights, privileges, restrictions and conditions attaching to the 6.75% Cumulative Redeemable First Preferred  Shares, Series 4, in addition to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares of the Corporation as a class, as set out in the annexed Schedule A which is incorporated in this form.

Date	Signature	Title - Titre
August 8, 2001		Officer
FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT Filed - Déposée AUG 10 2001 OUT

SCHEDULE A

6.90% CUMULATIVE REDEEMABLE FIRST
PREFERRED SHARES, SERIES 5

The 6.90% Cumulative Redeemable First Preferred Shares, Series 5 (the “Series 5 Preferred Shares”), in addition to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                                       Issue Price

The consideration for the issue of each of the Series 5 Preferred Shares shall be $25.00.

2.                                       Dividends

2.1                                 Payment of Dividends

The holders of the Series 5 Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and where declared by the Board of Directors of the Corporation out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of $1.7250 per share per annum.  Such dividends shall accrue from August 16, 2001, or if the Series 5 Preferred Shares are not issued on such date, such dividends shall accrue from any earlier or later date on which the Series 5 Preferred Shares are issued.  Such dividends shall be payable by quarterly instalments of $0.48125 per share on the first day of each of March, June, September and December in each year (the “Dividend Payment Dates”), except that the first Dividend Payment Date shall be December 1, 2001 and the dividend payable on such date, if declared, shall be $0.50687 per share or, if the Series 5 Preferred Shares are issued before or after August 16, such other amount per share as the Corporation shall determine to be payable calculated in a manner consistent with subsection 2.2 hereof.

2.2                                 Dividend for less that a Full Quarter

Except as otherwise provided in subsection 2.1 hereof, the amount of any accrued and unpaid dividend for any period (a “Partial Period”) which is less than a full quarterly period on any Series 5 Preferred Shares:

(i)	which is redeemed by the Corporation, or

(ii)	which is converted into Subordinate Voting Shares at the option of the Corporation as provided in Section 4 hereof or at the option of the Holder as provided in Section 5 hereof, or

(iii)	in respect of which a return of capital is made pursuant to Section 9 hereof,

shall be determined in accordance with the following formula:

PD = 0.43125 —	x [1.7250]
365

Where:	PD is the amount of the accrued and unpaid dividend payable per Series 5 Preferred Shares; and

x is the number of days from and including the last day of the Partial Period to but excluding the next Dividend Payment Dates.

2.3                                 Method of Payment

Cheques payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of dividends of the Series 5 Preferred Shares (less any tax required to be deducted or withheld by the Corporation).  The mailing of such cheques on the Dividend Payment Dates, to the registered holder entitled thereof, shall satisfy the dividend represented thereby unless the cheque is not paid on presentation.  No shareholder shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period for six years from the date on which it was payable, and such dividend shall, unless applicable law provides otherwise, be forfeited to the Corporation.

2.4                                 Cumulative Payment of Dividends

If on any Dividend Payment Date, the dividend accrued to such date is not paid in full on all the Series 5 Preferred Shares then outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys properly applicable to the payment thereof. The holders of the Series 5 Preferred Shares shall not be entitled to any dividends other than or in excess of the fixed cumulative preferential cash dividends provided for herein.

3.                                       Redemption

3.1                                 Restriction on Redemption

The Corporation may not redeem the Series 5 Preferred Shares prior to December 1, 2007.  Subject to Section 9 hereof and to the provisions of any shares ranking prior to or pari passu with the Series 5 Preferred Shares, on and after December 1, 2007, the Corporation may redeem at any time the whole, or from time to time, any part of the then outstanding Series 5 Preferred Shares on payment in cash for each share to be redeemed of $25.00 together with an amount equal to all accrued and unpaid dividends thereon up to but excluding the date of redemption.

2

3.2                                 Redemption Procedure

In any case of redemption of Series 5 Preferred Shares, the Corporation shall, at least 30 days before the date specified for redemption, mail to each person who, at the date of mailing is a registered holder of Series 5 Preferred Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Series 5 Preferred Shares (a “Redemption Notice”).  The Redemption Notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears in the records of the Corporation or in the event of the address of any such shareholder not so appearing then at the last known address of such shareholder, provided however that accidental failure or omission to give a Redemption Notice to one or more of such shareholders shall not affect the validity of such redemption.  In the case of joint holders of Series 5 Preferred Shares, the Redemption Notice may be mailed to any one of such joint holders.  The Redemption Notice shall set out the redemption price and the date on which redemption is to take place, and, if part only of the Series 5 Preferred Shares held by the person to whom the Redemption Notice is addressed is to be redeemed, the number thereof so to be redeemed.

On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series 5 Preferred Shares to be redeemed the amount payable on redemption of such Series 5 Preferred Shares on presentation and surrender at the registered office of the Corporation or any other place designated in the Redemption Notice of certificates representing such Series 5 Preferred Shares.  Such payment shall be made by cheque payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada. From and after the date specified for redemption in the Redemption Notice, the Series 5 Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless the amount payable on redemption of such Series 5 Preferred Shares is not paid upon presentation and surrender of certificates for such Series 5 Preferred Shares in accordance herewith, in which case the rights of the holders, shall remain unaffected.  For the purposes of these provisions, the date of redemption of Series 5 Preferred Shares called for redemption shall be deemed to be the date specified for redemption in the Redemption Notice relating to such Series 5 Preferred Shares, unless the amount payable on redemption of such Series 5 Preferred Shares is not paid upon presentation and surrender of the certificates representing such Series 5 Preferred Shares, in which event the date of redemption shall be the date on which payment is provided for.

The Corporation shall have the right at any time after the mailing of a Redemption Notice relating to any Series 5 Preferred Shares to deposit the amount payable on redemption of the Series 5 Preferred Shares so called for redemption, or of such of the Series 5 Preferred Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special trust account in any chartered bank or trust company in Canada named in such Redemption Notice or in a subsequent notice to the registered holders of the Series 5 Preferred Shares in respect of which such deposit is made to be paid without interest to or to the order of the respective holders of such Series 5 Preferred Shares, upon presentation and surrender to such bank or trust company of the certificates representing such shares.  The rights of the holders of Series 5 Preferred Shares in respect of which such deposit shall

3

have been made shall be limited to receiving without interest their proportionate part of the total amount so deposited against presentation and surrender of the certificates representing their respective Series 5 Preferred Shares.  Any interest earned on any such deposit shall belong to the Corporation.

If part only of the Series 5 Preferred Shares is to be redeemed, the shares to be redeemed will be selected by lot in such manner as the Corporation in its sole discretion may determine, or if the Corporation so determines, may be redeemed pro rata, disregarding fractions, or may be selected in such other equitable manner as the Corporation determines.  If part only of the Series 5 Preferred Shares represented by any certificate is redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

Redemption moneys (including moneys held on deposit as provided therein) that are represented by a cheque which has not been duly presented for payment within, or that otherwise remain unclaimed for, a period of six years from the date fixed for redemption shall, unless applicable law otherwise provides, be forfeited to the Corporation.

4.                                       Conversion into Subordinate Voting Shares at the Option of the Corporation

4.1                                 Right of Conversion

The Series 5 Preferred Shares will not be convertible at the option of the Corporation prior to December 1, 2007.  On or after December 1, 2007 the Corporation may, subject to the approval of The Toronto Stock Exchange and such other stock exchanges on which such shares are then listed, at any time convert all, or from time to time any part, of the outstanding Series 5 Preferred Shares into fully paid and non-assessable Subordinate Voting Shares of the Corporation. The number of Subordinate Voting Shares into which each such Series 5 Preferred Shares may be so converted shall be determined by dividing $25.00 together with all accrued and unpaid dividends on such Series 5 Preferred Shares to but excluding the date of conversion by the greater of $2.00 and 95% of the weighted average trading price of such Subordinate Voting Shares on The Toronto Stock Exchange for the period of 20 trading days (the “Trading Period”) which ends on the fourth day prior to the date fixed for conversion or, if that fourth day is not a trading day, on the immediately preceding trading day (the “Current Market Price”).  In the event of:

(a)                                  subdivisions, consolidations or reclassifications of Subordinate Voting Shares;

(b)                                 distributions to all or substantially all the holders of Subordinate Voting Shares of:

(i)                                     shares (other than shares distributed in lieu of dividends paid in the ordinary course),

(ii)                                  rights, options or warrants,

(iii)                               evidence of indebtedness, or

(iv)                              assets (other than dividends paid in the ordinary course); or

4

(c)                                  other similar changes in the share capital of the Corporation;

which in the opinion of the Board of Directors of the Corporation have or shall have had an effect on the trading price of Subordinate Voting Shares on any date during the period commencing with the first day of the Trading Period and ending on the date fixed for conversion, the Board of Directors, acting reasonably and in good faith, shall, on or prior to the date fixed for conversion, prescribe adjustments to be made to the number of Subordinate Voting Shares to be issued on the date fixed for conversion in order to make the number of Subordinate Voting Shares to be issued on the date fixed for conversion fully comparable with the number of Subordinate Voting Shares which would otherwise have been issuable had any of the foregoing capital changes not occurred.  Fractional Subordinate Voting Shares shall not be issued on any conversion of Series 5 Preferred Shares but in lieu thereof the Corporation shall make payments in an amount per fractional Subordinate Voting Share otherwise issuable equal to the product of the fraction of the Subordinate Voting Share otherwise issuable and the greater of $2.00 and 95% of such Current Market Price, as adjusted, if applicable.

4.2                                 Conversion Procedure

In any case of conversion of Series 5 Preferred Shares pursuant to this Section 4, the Corporation shall, at least 40 days before the date fixed for conversion, mail to each person who at the date of mailing is a registered holder of Series 5 Preferred Shares to be converted a notice in writing of the intention of the Corporation to convert such Series 5 Preferred Shares.  Such notice shall be mailed in a prepaid envelope addressed to each such shareholder at such shareholder’s address as it appears in this securities register maintained by or for the Corporation or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such conversion.  Such notice shall set out the date fixed for conversion and, if part only of the Series 5 Preferred Shares held by the person to whom it is addressed is to be converted, the number of such Series 5 Preferred Shares to be converted.  If part only of the Series 5 Preferred Shares is at any time to be converted, the Series 5 Preferred Shares to be converted shall be selected by lot in such manner as the Corporation in its sole discretion may determine, or may be selected in such other equitable manner as the Corporation determines.  On the date fixed for conversion, the Series 5 Preferred Shares which are the subject of any such notice shall be converted into whole fully paid and non-assessable Subordinate Voting Shares of the Corporation.  As promptly as practicable after the date fixed for conversion, the Corporation shall issue and deliver or cause to be delivered to the registered holders as at the date fixed for conversion of Series 5 Preferred Shares so converted a certificate or certificates for the number of Subordinate Voting Shares of the Corporation issued to such holders on presentation and surrender at the office of the transfer agent for the Series 5 Preferred Shares, or any other place designated in such notice, of the certificates for the Series 5 Preferred Shares so converted; If less than all of the Series 5 Preferred Shares represented by a certificate or certificates are to be converted under this Section 4, the Corporation shall issue and deliver or cause to be delivered, at the expense of the Corporation, a new certificate representing the Series 5 Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.  Any payment in respect of a fraction of a Subordinate Voting Share shall be made by cheque payable to the registered holder as at the date fixed for conversion

5

of Series 5 Preferred Shares so converted.  The Corporation shall deliver or cause to be delivered such cheque with the certificate or certificates for the Subordinate Voting Shares deliverable in accordance with the foregoing.  From and after the date fixed for conversion, the Series 5 Preferred Shares called for conversion shall be deemed to be converted and the holders thereof shall cease to be entitled to dividends on such Series 5 Preferred Shares and shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless the issue and delivery of the Subordinate Voting Shares and any payment to which such holders are entitled shall not be duly made by the Corporation in which case the rights of such holders shall remain unaffected.

5.                                       Conversion into Subordinate Voting Shares at the Option of the Holder

5.1                                 Right of Conversion

On or after March 1, 2008, each Series 5 Preferred Share will be convertible at the option of the holder on the first day of each of March, June, September and December in each year (each such date being herein called a “Conversion Date”) on prior notice (the “Conversion Notice”) given at least 65 days before the applicable Conversion Date into that number of fully paid and non-assessable Subordinate Voting Shares of the Corporation determined by dividing $25.00 together with all accrued and unpaid dividends on such Series 5 Preferred Share to but excluding the Conversion Date by the greater of $2.00 and 95% of the Current Market Price during the Trading Period.  In the event of:

(a)                                  subdivisions, consolidations or reclassifications of Subordinate Voting Shares;

(b)                                 distributions to all or substantially all the holders of Subordinate Voting Shares of:

(i)                                     shares (other than shares distributed in lieu of dividends paid in the ordinary course),

(ii)                                  rights, options or warrants,

(iii)                               evidences of indebtedness, or

(iv)                              assets (other than dividends paid in the ordinary course); or

(c)                                  other similar changes in the share capital of the Corporation;

which in the opinion of the Board of Directors of the Corporation have or shall have had an effect on the trading price of Subordinate Voting Shares on any date during the period commencing with the first day of the Trading Period and ending on the Conversion Date, the Board of Directors, acting reasonably and in good faith, shall, on or prior to the Conversion Date, prescribe adjustments to be made to the number of Subordinate Voting Shares to be issued on the Conversion Date in order to make the number of Subordinate Voting Shares to be issued on the Conversion Date fully comparable with the number of Subordinate Voting Shares which would otherwise have been issuable had any of the foregoing capital changes not occurred.  Fractional Subordinate Voting Shares shall not be issued on any conversion of Series 5 Preferred Shares but in lieu thereof the Corporation shall make payments in an amount per fractional Subordinate Voting Share otherwise

6

issuable equal to the product of the fraction of the Subordinate Voting Share otherwise issuable and the greater of $2.00 and 95% of such Current Market Price, as adjusted, if applicable.

5.2                                 Corporation’s Right to Redeem or Arrange Sale

Notwithstanding a holder’s election to convert Series 5 Preferred Shares into Subordinate Voting Shares in accordance with this Section 5, the Corporation may in respect of those Series 5 Preferred Shares which are the subject of a Conversion Notice (the “Subject Shares”) either (i) redeem on the Conversion Date any or all of the Subject Shares or (ii) cause the holder to sell on the Conversion Date any or all of the Subject Shares to another purchaser or purchasers in the event that a purchaser or purchasers willing to purchase such Series 5 Preferred Shares is or are found.  The number of the Subject Shares to be redeemed or sold to other purchasers shall be determined by the Corporation.  Any such redemption or purchase shall be made by the payment of an amount of $25.00 per Series 5 Preferred Share, together with all accrued and unpaid dividends on such Series 5 Preferred Share to but excluding the Conversion Date, by cheque payable to such holder.  The Subject Shares to be so redeemed or purchased shall not be converted into Subordinate Voting Shares on the Conversion Date and the right of any holder to convert such shares into Subordinate Voting Shares as herein provided shall cease and terminate in that event, provided, however, that should the Corporation fail to pay or make available for payment the redemption price or the purchaser or purchasers fail to pay the purchase price, as the case may be, by the close of business on the Conversion Date, the right of conversion shall thereupon revive in respect of such shares to have been redeemed or purchased and the conversion requested by the holder of the Subject Shares shall be implemented with effect on the Conversion Date as if such shares had not been called for redemption or sold to a purchaser or purchasers.

If the Corporation elects to redeem or cause the holder to sell any of the Subject Shares, the Corporation shall, not later than 40 days before the Conversion Date, give notice to all holders who have given a Conversion Notice stating:

(i)                                     the number of Subject Shares to be redeemed by the Corporation;

(ii)                                  the number of Subject Shares to be sold to another purchaser; and

(iii)                               the number of Subject Shares to be converted into Subordinate Voting Shares such that all of the Subject Shares shall be redeemed, purchased or converted on the Conversion Date.  The proportion of the Subject Shares which are either redeemed, purchased or converted on the Conversion Date shall to the extent practicable be the same for each shareholder delivering a Conversion Notice in respect of that Conversion Date.

5.3                                 Conversion Procedure

A holder of Series 5 Preferred Shares may elect to convert into Subordinate Voting Shares all or part of the Series 5 Preferred Shares held by such holder only by delivery to the transfer agent for the Series 5 Preferred Shares on or before a date not less than 65 days prior to the Conversion Date of the certificate or certificates representing Series 5

7

Preferred Shares to be converted together with a duly completed Conversion Notice in the form set out on the back of the certificate for the Series 5 Preferred Shares to be converted.  The Conversion Notice shall be signed by the registered holder of the Series 5 Preferred Shares to be converted, or such holder’s duly authorized attorney, and shall specify the number of Series 5 Preferred Shares which the holder desires to have converted.  If less than all the Series 5 Preferred Shares represented by a certificate or certificates accompanying any such election are to be converted, the Corporation shall issue and deliver or cause to be delivered, at the expense of the Corporation, a new certificate representing the Series 5 Preferred Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.  As promptly as practicable after the Conversion Date the Corporation shall issue and deliver or cause to be delivered a certificate or certificates for the number of Subordinate Voting Shares resulting from such conversion in the name of and to the registered holder of the Series 5 Preferred Shares so converted or, subject to payment by the registered holder of any stock transfer or other applicable taxes, in the name of and to such other person or persons as such registered holder may direct in writing satisfactory to the transfer agent in form and execution.  Any payment in respect of a fraction of a Subordinate Voting Share shall be made by cheque payable to the registered holder as at the Conversion Date of the Series 5 Preferred Shares so converted.  The Corporation shall deliver or cause to be delivered such cheque with the certificate or certificates for the Subordinate Voting Shares deliverable in accordance with the foregoing.

The registered holder of Series 5 Preferred Shares to be converted as provided in this Section 5 (or any person or persons in whose name or names any such registered holder of Series 5 Preferred Shares shall have directed certificates representing Subordinate Voting Shares to be issued as provided in this subsection 5.3) shall be deemed to have become a holder of Subordinate Voting Shares of record on the Conversion Date.  From and after the Conversion Date, the Series 5 Preferred Shares in respect of which such conversion rights shall have been exercised and which are to be converted into Subordinate Voting Shares as provided in this Section 5 shall be deemed to be converted and the holders thereof shall cease to be entitled to dividends on such Series 5 Preferred Shares and shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless the issue and delivery of the Subordinate Voting Shares and any payment to which such holders are entitled shall not be duly made by the Corporation in which case the rights of such holders shall remain unaffected.

For the purposes of this Section 5, the Conversion Date applicable to a particular conversion of Series 5 Preferred Shares (or any redemption or arranged sale thereof as herein provided) shall be the first Conversion Date which occurs not less than 65 days after an election has been duly made by the holder of such Series 5 Preferred Shares as provided in this subsection 5.3.

5.4                                 Redemption or Purchase Procedure

The redemption or the arranged sale by the Corporation, as the case may be, of Series 5 Preferred Shares as provided in this Section 5 shall be effected by the transfer agent for the Series 5 Preferred Shares presenting and surrendering to the Corporation the certificate or certificates representing Series 5 Preferred Shares deposited by the holder thereof for conversion.

8

6.                                     Purchase for Cancellation

Subject to Section 8 hereof, the Corporation may at any time or from time to time purchase for cancellation all or any number of Series 5 Preferred Shares at any price by an invitation for tenders to all holders of Series 5 Preferred Shares or through the facilities of any stock exchange on which the Series 5 Preferred Shares are listed, or in any other manner, provided that in the case of a purchase in any other manner the price for such Series 5 Preferred Shares so purchased for cancellation shall not exceed the highest price offered for a board lot of the Series 5 Preferred Shares on any stock exchange on which such shares are listed on the date of purchase, plus the costs of purchase.

At the option of the Corporation, any invitation for tenders may (but need not) specify a price which the Corporation is willing to pay for Series 5 Preferred Shares tendered, or a maximum number of Series 5 Preferred Shares which the Corporation is prepared to purchase, or both.  If upon any invitation for tenders more Series 5 Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept the tenders submitted at the lowest price and then, if necessary, the tenders submitted at the next progressively higher prices until tenders of the number of shares which the Corporation is willing to purchase have been accepted.  If more shares are tendered at any such price than the Corporation is willing to purchase, the shares tendered at that price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 5 Preferred Shares so tendered by each of the holders of the Series 5 Preferred Shares who submitted tenders at that price.

7.                                     Authorized Capital

Any Series 5 Preferred Shares which are redeemed or purchased in accordance herewith shall be cancelled and such Series 5 Preferred Shares and any Series 5 Preferred Shares converted in accordance herewith shall not be reissued by the Corporation.

8.                                     Restrictions on Dividends and Retirement of Shares

So long as any of the Series 5 Preferred Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the prior approval of the holders of the Series 5 Preferred Shares given as specified in Section 11 hereof and such other approvals as may then be prescribed by applicable law:

(i)                                     declare, pay or set apart for payment any dividend on the Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the Series 5 Preferred Shares with respect to priority in the payment of dividends, other than a stock dividend payable in Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the Series 5 Preferred Shares with respect to priority in the payment of dividends; or

(ii)                                  redeem, purchase or otherwise retire or make any capital distribution on or in respect of any Multiple Voting Shares, Subordinate Voting Shares or shares of any other class of shares of the Corporation ranking junior to the

9

Series 5 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Series 5 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs; or

(iii)                               redeem, purchase or otherwise retire less than all of the Series 5 Preferred Shares then outstanding; or

(iv)                              redeem, purchase or otherwise retire any other shares of the Corporation ranking on a parity with the Series 5 Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, except in connection with the exercise of any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attached to any such shares;

unless all dividends then payable shall have been declared and paid or set apart for payment in respect of the Series 5 Preferred Shares, and all dividends then payable on all other shares of the Corporation then issued and outstanding ranking prior to or on a parity with the Series 5 Preferred Shares in respect of the payment of dividends shall have been declared and paid or set apart for payment.

9.                                     Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for purpose of winding-up its affairs, the holders of the Series 5 Preferred Shares shall be entitled to receive from the assets of the Corporation an amount equal to the aggregate of (a) $25.00 per Series 5 Preferred Share held by them respectively, plus (b) an amount equal to all dividends, if any, accrued and unpaid thereon up to but excluding the date of distribution, the whole before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of the Multiple Voting Shares or Subordinate Voting Shares of the Corporation or to the holders of any other class of shares of the Corporation ranking junior to the Series 5 Preferred Shares with respect to priority in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.  After payment to the holders of the Series 5 Preferred Shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

10

10.                               Modification of Series Provisions

The rights, privileges, restrictions and conditions attaching to the Series 5 Preferred Shares may be deleted, varied, modified, amended or amplified by the Corporation with the approval of the holders of the Series 5 Preferred Shares as provided for in Section 11 hereof.

11.                               Approval of Holders of Series 5 Preferred Shares

Any approval required to be given hereunder at any time by the holders of the Series 5 Preferred Shares shall be given either in such manner as may then be required by applicable law or, if permitted by applicable law, by an instrument or instruments in writing signed by the holders of not less than two-thirds of the then outstanding Series 5 Preferred Shares or by resolution passed by not less than two-thirds of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series 5 Preferred Shares then outstanding duly called for that purpose.  In the event that such approval is to be given at a meeting of the holders of the Series 5 Preferred Shares, a quorum for the meeting shall consist of the holders, present in person or represented by proxy, of not less than 25% of the Series 5 Preferred Shares outstanding at the time of the meeting; if, however, the holders of 25% of the outstanding Series 5 Preferred Shares are not present in person or represented by proxy at such meeting within one-half hour after the time for which the meeting was called, the meeting shall be adjourned to a subsequent date, and a quorum for the adjourned meeting shall consist of two or more persons holding Series 5 Preferred Shares or representing holders of such shares by proxy.  Except as otherwise provided above, the formalities to be observed with respect to the calling and conduct of such meeting or adjourned meeting shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or as otherwise provided by law.  On every Poll taken at a meeting of holders of Series 5 Preferred Shares, each holder entitled to vote thereat shall be entitled to one vote for each Series 5 Preferred Shares held by such holder.

12.                               Voting Rights

Except as provided in Section 11, the holders of the Series 5 Preferred Shares will not be entitled as such to receive notice of, or to attend, or to vote at, any meeting of the shareholders of the Corporation unless the Corporation shall have failed to pay eight quarterly dividends on the Series 5 Preferred Shares, whether or not consecutive.  In that event and for so long as any of such dividends on such Series 5 Preferred Shares remain in arrears, the holders of the Series 5 Preferred Shares will be entitled to receive notice of, and to attend, all meetings of holders of Subordinate Voting Shares of the Corporation and will be entitled to vote in accordance with the Articles of the Corporation for the First Preferred Shares.

13.                               Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of Part VI.1 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate and take all other necessary action under such Act such that no holder of the Series 5 Preferred Shares will be required

11

to pay tax on dividends received on the Series 5 Preferred Shares under Section 187.2 of Part IV.1 of such Act or any successor or replacement provisions of similar effect.

12